                         ------------------------------



                               805 THIRD AVE. CO.,


                                                            Landlord,




                                 ULTRAFEM, INC.,


                                                            Tenant.



                                   ----------

                                      LEASE

                                   ----------



Premises:      805 Third Avenue
               Part of the 17th Floor
               New York, New York 10022


                         ------------------------------

                                TABLE OF CONTENTS


   ARTICLE                                                               PAGE

      1.       Premises; Term ........................................     1
      2.       Commencement of Term ..................................     1
      3.       Rent ..................................................     3
      4.       Use ...................................................     5
      5.       Alterations, Fixtures .................................     6
      6.       Repairs ...............................................     9
      7.       Floor Load; Noise .....................................    10
      8.       Laws, Ordinances, Requirements of Public
                 Authorities .........................................    10
      9.       Insurance .............................................    11
     10.       Damage by Fire or Other Cause .........................    14
     11.       Assignment, Subletting, Mortgaging ....................    15
     12.       Liability of Landlord and Indemnity
                 by Tenant ...........................................    24
     13.       Moving of Heavy Equipment .............................    26
     14.       Condemnation ..........................................    26
     15.       Entry, Right to Change Public Portions
                 of the Building .....................................    27
     16.       Conditional Limitations, Etc ..........................    28
     17.       Mechanic's Liens ......................................    33
     18.       Landlord's Right to Perform
                 Tenant's Obligations ................................    34
     19.       Covenant of Quiet Enjoyment ...........................    35
     20.       Excavation ............................................    35
     21.       Services and Equipment ................................    35
     22.       Escalation ............................................    37
     23.       Electric Inclusion ....................................    43
     24.       Broker ................................................    46
     25.       Subordination and Ground Lease ........................    46
     26.       Estoppel Certificate ..................................    50
     27.       Waiver of Jury Trial ..................................    50
     28.       Surrender of Premises .................................    51
     29.       Rules and Regulations .................................    51
     30.       Successors and Assigns and Definitions ................    52
     31.       Notices ...............................................    53
     32.       No Waiver; Entire Agreement ...........................    53
     33.       Captions ..............................................    55
     34.       Inability to Perform ..................................    55
     35.       No Representations by Landlord ........................    56
     36.       Security Deposit ......................................    56

   ARTICLE                                                               PAGE

     37.       Rent Control ..........................................    59
     38.       Additional Space ......................................    60
     39.       Arbitration ...........................................    63
               Testimonium and Signatures ............................    64
               Acknowledgments .......................................    65
               Schedule A     Floor Plan .............................    66
               Schedule B     Work Plan ..............................    67
               Schedule B     Description of Land ....................    72
               Schedule C     Rules and Regulations ..................    73
               Schedule D     Cleaning Specifications ................    77
               Schedule E     Definitions ............................    79

     INDENTURE OF LEASE made this 23rd day of July, 1996, between 805 THIRD AVE. CO., a New York limited partnership, having an office at 750 Lexington Avenue, New York, New York 10022 ("Landlord") and ULTRAFEM, INC., a New York corporation having an office at 500 Fifth Avenue, suite 3620, New York, New York 10110 ("Tenant").

                                   WITNESSETH:

                                    ARTICLE 1

                                 Premises; Term

     Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the following space ("Demised Premises"): part of the 17th floor as shown crosshatched on the floor plan (Schedule A) attached hereto, in the office building known as and by the street number 805 Third Avenue, in the Borough of Manhattan, City and State of New York ("Building"), upon and subject to the terms, covenants and conditions hereafter set forth.

     TO HAVE AND TO HOLD the Demised Premises unto Tenant for a term commencing on the "Commencement Date", as defined in Article 2 hereof, and ending on a date (the "Expiration Date") which shall be ten (10) years after the Commencement Date, plus the number of days required, if any, to have such term expire on the last day of a calendar month, or on such earlier date upon which said term may expire or terminate pursuant to the conditions of this Lease or pursuant to law.

     IT IS MUTUALLY COVENANTED AND AGREED between Landlord and Tenant as follows:

                                    ARTICLE 2

                              Commencement of Term

     Section 2.01. The term of this Lease and the payment of minimum rent hereunder shall commence on the date that Landlord's work in the Demised Premises shall be deemed substantially completed (the "Commencement

Date"). The Demised Premises shall be deemed substantially completed when Landlord has substantially performed the work required to be performed pursuant to Schedule B hereof, and Landlord has given Tenant notice thereof as hereinafter provided. Except as set forth on Schedule B, Landlord shall have no obligation to perform any other work in connection with preparing the Demised Premises for Tenant's occupancy. Within five (5) days after Landlord has delivered possession of the Demised Premises to Tenant with Landlord's work substantially completed, Landlord and Tenant shall inspect the Demised Premises and agree on a punch list of the items to be completed. Landlord's work shall be deemed to be substantially completed even though minor details or adjustments, none of which materially interfere with Tenant's access to and use of the Demised Premises may not then have been completed, but Landlord agrees, at its sole cost and expense, to promptly thereafter complete all unfinished work. However, if Tenant shall enter into possession of the Demised Premises and commence the conduct of its business, the Commencement Date shall be the date of such entry regardless of whether the foregoing events shall have occurred. If Landlord's work in the Demised Premises has not been substantially completed within one hundred fifty (150) days from the date the building permit referred to in Schedule B has been obtained (subject to unavoidable delays as provided in Article 34), then in addition to the abatement provided in Section 3.02, Tenant shall be entitled to an abatement of the minimum rent only of one (1) day for each one (1) business day that such work has not been substantially completed until the date of substantial completion.

     Section 2.02. Tenant has fully inspected the Demised Premises, is familiar with the condition thereof and agrees to accept possession of the same on the Commencement Date in their present "As Is" condition, except for Landlord's work set forth in Schedule B. Landlord shall deliver the Demised Premises vacant and broom clean.

     Section 2.03. If, prior to the Commencement Date, Tenant shall enter the Demised Premises to make any installations, Landlord shall have no liability or obligation for the care or preservation of Tenant's property.

     Section 2.04. Promptly after the Commencement Date, Landlord and Tenant shall execute a statement in recordable form confirming the agreed upon Commencement and Expiration Dates of this Lease, in accordance with the foregoing provisions.

                                    ARTICLE 3

                                      Rent

     Section 3.01. Tenant shall pay as rent for the Demised Premises, the following:

          (a) a fixed minimum rent (the "minimum rent") at the following annual rates:

               (i) $374,987.50 per annum (or $31,248.96 per month) for the first two (2) years of the term, provided if the Commencement Date is not the first day of a month, then the minimum rent for such month shall be prorated; and

               (ii) $386,437.50 per annum (or $32,203.12 per month) for the next three (3) years of the term; and

               (iii) $409,337.50 per annum (or $34,111.46 per month) for the next two (2) years of the term; and

               (iv) $432,237.50 per annum (or $36,019.79 per month) for the last three (3) years of the term; and

          (b) all other sums and charges required to be paid by Tenant under the terms of this Lease (including without limitation, the payments required to be made under Article 22), which shall be deemed to be and are sometimes referred to hereafter as additional rent.

     Section 3.02. Notwithstanding the provisions of Section 3.01 hereof and provided Tenant is not then in default under any of the provisions of this Lease on its part to be performed after any applicable notice and expiration of any applicable cure period, Tenant shall be entitled to an abatement of part of the minimum rent only as follows: the amount of $28,625 for each of the 1st, 2nd, 3rd, 4th, 5th, 18th, 19th, 20th, 21st and 22nd months of the term succeeding the Commencement Date and the balance of minimum rent for each such month of $2,623.96 shall be payable by Tenant. Tenant shall be required to pay additional rent and all other sums from and after the Commencement Date.

     Section 3.03. The minimum rent shall be payable in equal monthly installments in advance on the first day of each and every month during the term of this Lease, except that the first installment of $31,248.96 shall be paid upon the execution of this Lease and shall be applied to payment of the minimum rent for the sixth (6th) month of the term succeeding the Commencement Date.

     Section 3.04. Tenant shall pay the minimum rent and additional rent in lawful money of the United States which shall be legal tender for the payment of all debts, public and private, at the time of payment.

     Landlord and Tenant agree that, from this day forward, Tenant shall pay all rent, additional rent and other amounts now due or hereafter to become due to the Landlord or its agents under or in connection with this Lease, any tenant improvement or other similar agreement(s) and/or any other agreement executed or delivered in connection therewith (or the Demised Premises thereunder), including, without limitation, minimum rent, additional rent, "escalations", "pass-throughs", contributions or reimbursement on account of Tenant or other work, and all other items of rent and additional rent (collectively, the "Rents") (as and when due) directly to the following lock-box account:

                         CRE-805 Third Avenue Rent
                         P.O. Box 7247-7552
                         Philadelphia, Pennsylvania 19170-7552

All Rent checks shall be made payable to the "805 Third Avenue Rent Account.

     Landlord hereby irrevocably and unconditionally authorizes Tenant to rely upon and comply with any additional or other demands from Citibank, N.A. for the payment of any Rents due or to become due and, in each such case, Landlord will in no event have any claim or right against Tenant for any Rents paid by Tenant as provided above in this Section.

     The provisions of this Section shall not be modified, amended, terminated or supplemented without the prior written consent of Citibank, N.A. in each instance.

     Section 3.05. The minimum rent and additional rent shall be payable by Tenant without any set-off, abatement or deduction whatsoever and without notice or demand, except as otherwise expressly provided herein.

                                    ARTICLE 4

                                       Use

     Section 4.01. Tenant shall use and occupy the Demised Premises for administrative, executive and general office purposes only.

     Section 4.02. Notwithstanding the provisions of Section 4.01, Tenant shall not use or allow the use of the Demised Premises or any part thereof (1) for the cooking and/or sale of food, except that Tenant may warm foods; (2) for storage for sale of any alcoholic beverage in the Demised Premises; (3) for storage for and/or sale of any product or material from the Demised Premises, subject to (1) above; (4) for manufacturing or printing purposes; (5) for the conduct of a school or training facility or conduct of any business which results in the presence of the general public in the Demised Premises; (6) for the conduct of the business of an employment agency or personnel agency; (7) for the conduct of any public auction, public gathering, public meeting or public exhibition; (8) for occupancy by a foreign, United States, state, municipal or other governmental or quasi-governmental body, agency or department or any authority or other entity which is affiliated therewith or controlled thereby and which has diplomatic or sovereign immunity or the like with respect to a commercial lease; (9) for messenger or delivery service (excluding Tenant's or any subtenant's own employees); (10) as a public stenographer or typist; (11) as a telephone or telegraph agency; (12) as medical offices; (13) as a travel agency;
(14) as a dating service; (15) as a restaurant.

     Section 4.03. If any governmental license or permit, other than a Certificate of Occupancy or any license or permit required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof, and if failure to secure such license or permit would in any way affect Landlord, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit.

     Section 4.04. Tenant shall not at any time use or occupy, or permit anyone to use or occupy, the Demised Premises, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy, for the Demised Premises or for the Building, and will not permit or cause any act to be done or any condition to exist on the Demised Premises which may be dangerous unless safeguarded as required by law, or which in law constitutes a nuisance, public or private, or which may make void or voidable any insurance then in force covering the Building and building equipment.

     Section 4.05. Landlord represents that the Certificate of Occupancy permits the uses provided for in Section 4.01.

                                    ARTICLE 5

                              Alterations, Fixtures

     Section 5.01. Tenant, without Landlord's prior consent, shall make no alterations, installations, additions, or structural improvements affixed in or to the Demised Premises ("work") including, but not limited to, an air-conditioning or cooling system, or any unit or part thereof or other apparatus of like or other nature, railings, mezzanine floors, galleries and the like. Notwithstanding the foregoing, Tenant may make, without Landlord's consent but subject to Landlord approval of contractors, non-structural interior changes, provided such changes do not adversely affect the structural integrity of the Building or the Building systems, do not affect other tenants, do not violate the provisions of any mortgage covering the Building, do not cost more than $25,000 in the aggregate during any twelve (12) month period, and Tenant has given Landlord at least ten (10) days prior notice of such changes. If any contractor, other than Landlord, shall perform work, such contractor shall first be approved by Landlord, and as a condition of such approval, Tenant shall pay to Landlord ten (10%) percent of the cost of such work for supervision, coordination and other expenses incurred by Landlord in connection therewith. Workers' Compensation and public liability insurance and property damage insurance, all in amounts and with companies and/or forms reasonably satisfactory to Landlord, shall be provided and at all times maintained by Tenant's contractors engaged in the performance of the work, and before proceeding with the work, certificates of such insurance shall be furnished to Landlord. If consented to by Landlord, all such work shall be done at Tenant's sole expense and in full compliance with all governmental authorities having jurisdiction thereover. All work affixed to the realty or if not so affixed but for which Tenant shall have received a credit, shall become the property of Landlord, subject to Tenant's right to replace same during the term hereof with items of equal quality class and value, and shall remain upon, and be surrendered with, the Demised Premises as a part thereof at the end of the term or any renewal or extension term, as the case may be, without allowance to Tenant or charge to Landlord, unless Landlord elects otherwise on notice to Tenant given concurrently with Landlord's consent to such work. However, if Landlord shall elect, otherwise, Tenant at Tenant's expense, at or prior to any termination of this Lease, shall remove all such work or such portion thereof as Landlord shall elect and Tenant shall restore the Demised Premises to its original condition, reasonable wear and tear excepted, at Tenant's expense. If any Building facilities or services, including but not limited to air-conditioning and ventilating equipment installed by Landlord, are adversely affected or damaged by reason of the work by Tenant, Tenant, at its expense, shall repair such damage to the extent such damage has been caused by Tenant's work and shall correct the work so as to prevent any further damage or adverse effect on such facilities or services.

     Section 5.02.  Prior to commencing any work pursuant to the provisions of
Section 5.01, Tenant shall furnish to Landlord:

          (a) Plans and specifications for the work to be done, and Tenant shall not proceed with such work until it obtains Landlord's written approval of such plans and specifications. Landlord agrees to approve or disapprove any such work within fifteen (15) business days following Tenant's submission of the same for review in accordance with this Article 5 (the "First Review Period"). If Landlord shall disapprove of any of Tenant's plans during Landlord's First Review Period, Tenant shall be advised in writing by Landlord of the reasons for such disapproval. After Tenant resubmits its revised plans and specifications to Landlord, Landlord shall have a Second Review Period (as defined below) for review of the same subject to the other terms of this Article 5. Landlord hereby agrees to give its approval or disapproval to said revised plans and specifications submitted by Tenant for Landlord's review within five (5) business days of receipt of the same by Landlord (the "Second Review Period"). With respect to either the First and/or Second Review Periods described herein, if Landlord shall fail to approve or disapprove of any such proposed plans and specifications within the aforementioned periods and the cause for such failure on the part of Landlord shall not be a cause beyond the reasonable control of Landlord, then provided Tenant shall, following the expiration of the aforementioned periods, send Landlord a notice (the "Warning Notice") setting forth Landlord's failure to so approve or disapprove the submitted plans and specifications and provided such Warning Notice shall expressly make reference to this Article 5 of the Lease and the consequences of Landlord's failure to respond within the five (5) day period hereinafter set forth, then if Landlord shall fail to approve or disapprove of the submitted plans and specifications within a five (5) day period following the date upon which Landlord shall have received such Warning Notice, the proposed submitted plans and specifications shall be deemed approved.

          (b) Copies of all governmental permits and authorizations which may be required in connection with such work.

          (c) A certificate evidencing that Tenant (or Tenant's contractor) has procured workers' compensation insurance covering all persons employed in connection with the work who might assert claims for death or bodily injury against OverLandlord, as defined in Article 25, Landlord, Tenant or the Building.

          (d) Such additional personal injury and property damage insurance (over and above the insurance required to be carried by Tenant pursuant to the provisions of Section 9.03) as Landlord may reasonably require because of the nature of the work to be done by Tenant.

          (e) In the event the cost of such work exceeds $25,000, a bond or other security satisfactory to Landlord, in the amount of one hundred ten (110%) percent of the total cost of the work, to insure completion of such work.

     Section 5.03. Where furnished by or at the expense of Tenant (except the replacement of an item theretofore furnished and paid for by Landlord or for which Tenant has received a credit), all movable property, furniture, furnishings, roller files, equipment and trade fixtures ("personalty") other than those affixed to the realty shall remain the property of and shall be removed by Tenant on or prior to any termination or expiration of this Lease, and, in the case of damage by reason of such removal, Tenant, at Tenant's expense, promptly shall repair the damage. If Tenant does not remove any such personalty, Landlord, at its election, (a) may cause the personalty to be removed and placed in storage at Tenant's expense or (b) may treat the personalty as abandoned and may dispose of the personalty as it sees fit without accounting to Tenant for any proceeds realized upon such disposal.

     Section 5.04. Tenant agrees that the exercise of its rights pursuant to the provisions of this Article 5 shall not be done in a manner which would create any work stoppage, picketing, labor disruption or dispute or violate Landlord's union contracts affecting the Building or interfere with the business of Landlord or any Tenant or occupant of the Building. In the event of the occurrence of any condition described above arising from the exercise by Tenant of its right pursuant to the provisions of this Article 5, Tenant shall, immediately upon notice from Landlord, cease the manner of exercise of such right giving rise to such condition. In the event Tenant fails to cease such manner of exercise of its rights as aforesaid, Landlord, in addition to any rights available to it under this Lease and pursuant to law, shall have the right to injunction without notice. With respect to Tenant's work, except for work done prior to the Commencement Date, Tenant shall make all arrangements for, and pay all expenses incurred in connection with, use of the freight elevators servicing the Demised Premises during those hours other than as provided in Section 21.01(a) in accordance with Landlord's customary charges (charged to all other tenants in the Building) therefor.

                                    ARTICLE 6

                                     Repairs

     Section 6.01. Tenant shall take good care of the Demised Premises and the fixtures and appurtenances therein and all portions of the HVAC, mechanical, plumbing and electrical systems within and exclusively serving the Demised Premises, and at its sole cost and expense make all repairs thereto as and when needed to preserve them in good working order and condition, subject to the provisions of Article 10 hereof. All damage or injury to the Demised Premises or the Building or to any building equipment caused by Tenant moving property in or out of the Building or by installation or removal of personalty or resulting from negligence or conduct of Tenant, its employees, agents, contractors, customers, invitees and visitors, shall be repaired, promptly by Tenant at Tenant's expense, and whether or not involving structural changes or alterations, to the reasonable satisfaction of Landlord. All repairs shall include replacements or substitutions where necessary and shall be at least equal to the quality, class and value of the property repaired, replaced or substituted and shall be done in a good and workmanlike manner.

     Section 6.02. Landlord, at its expense, shall maintain and make all repairs and replacements, structural and otherwise, to the exterior and public portions of the Building and to the structural portions of the Demised Premises, unless Tenant is required to make them under the provisions of Section 6.01, or unless required as a result of the performance or existence of alterations performed by Tenant or on Tenant's behalf, in which event Tenant, at its expense, shall perform such maintenance, repairs or replacements. Tenant shall notify Landlord of the necessity for any repairs for which Landlord may be responsible in the Demised Premises under the provisions of this Section. Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease, or required by law, to make in or to any portion of the Building or the Demised Premises, or in or to the fixtures, equipment or appurtenances of the Building or the Demised Premises, so long as Landlord shall make such repairs or changes in such manner not to unreasonably interfere with the conduct of Tenant's business operations in the Demised Premises.

     Section 6.03. Tenant shall not store or place any materials or other obstructions in the lobby or other public portions of the Building, or on the sidewalk abutting the Building.

                                    ARTICLE 7

                                Floor Load; Noise

     Section 7.01. Tenant shall not place a load upon any floor of the Demised Premises which exceeds the load per square foot which such floor was designed to carry (50 lbs. live per square foot) and which is allowed by law.

     Section 7.02. Business machines and mechanical equipment belonging to Tenant which cause noise, vibration or any other nuisance that may be transmitted to the structure or other portions of the Building or to the Demised Premises, to such a degree as to be reasonably objectionable to Landlord or which interfere with the use or enjoyment by other tenants of their premises or the public portions of the Building, shall be placed and maintained by Tenant, at Tenant's expense, in settings of cork, rubber or spring type vibration eliminators sufficient to eliminate such objectionable or interfering noise or vibration.

                                    ARTICLE 8

              Laws, Ordinances, Requirements of Public Authorities

          Section 8.01. (a) Tenant, at its expense, shall comply with all laws, orders, ordinances, rules and regulations and directions of Federal, State, County and Municipal authorities and departments thereof having jurisdiction over the Demised Premises and the Building ("Governmental Requirements") referable to Tenant or the Demised Premises, whether or not arising by reason of Tenant's use or manner of use of the Demised Premises or any installations made therein by or at Tenant's request other than Landlord's work; or any default by Tenant under this Lease. Tenant, at its expense, may contest the validity of such Governmental Requirements and postpone compliance therewith pending such contest, provided that Landlord shall not be subject to criminal penalty or to prosecution for a crime, nor shall the

     Demised Premises or any part thereof or the Building or land, or any part thereof be subject to being condemned or vacated or be subjected to any lien or encumbrance, nor if such non-compliance or contest shall constitute or result in any violation of any mortgage, financing and/or security agreement, or any ground or underlying lease affecting the Building and/or land, nor shall the same involve imminent danger or significant safety hazards; and Tenant shall keep Landlord advised as to the status of such proceedings.

          (b) Landlord, at its expense, shall comply with and cure Governmental Requirements relating to the public portions of the Building and to the Demised Premises, provided non-compliance will materially curtail Tenant's use or access to the Demised Premises and provided that Tenant is not obligated to comply with them under the provisions of subdivision (a) of this Section. Landlord, at its expense, may contest the validity of any Governmental Requirements and postpone compliance therewith pending such contest, provided such contest does not subject Tenant to any cost and does not cause any condition to exist in the Demised premises which is hazardous to the safe conduct of Tenant's business therein.

     Section 8.02. If Tenant receives written notice of any violation of any Governmental Requirements applicable to the Demised Premises, it shall give prompt notice thereof to Landlord.

     Section 8.03. Tenant will not clean, nor allow any window in the Demised Premises to be cleaned, from the outside in violation of Section 202 of the Labor Law or the rules of the Board of Standards and Appeals or of any other board or body having or asserting jurisdiction.

                                    ARTICLE 9

                                    Insurance

     Section 9.01. Tenant shall not do or permit to be done any act or thing in or upon the Demised Premises which will invalidate or be in conflict with the Certificate of Occupancy for the Building or the terms of the insurance policies covering the Building and the property and equipment therein; and Tenant, at its expense, shall comply with all rules, orders, regulations and requirements of the New York Board of Fire Underwriters or any other similar body having jurisdiction, and of the insurance carriers, and shall not knowingly do or permit anything to be done in or upon the Demised Premises in a manner which increases the rate of insurance for the Building or any property or equipment therein over the rate in effect on the Commencement Date.

     Section 9.02. If, by reason of Tenant's failure to comply with the provisions of Section 9.01 or any of the other provisions of this Lease, the rate of insurance for the Building or the property and equipment of Landlord shall be higher than on the Commencement Date, Tenant shall pay to Landlord any additional or increased insurance premiums to the extent resulting therefrom thereafter paid by Landlord, and Tenant shall make such payment forthwith on demand of Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" of any insurance rate for the Building or Demised Premises issued by the New York Fire Insurance Exchange, or other body establishing fire insurance rates for the Building, shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rates then applicable to the Building or Demised Premises.

          Section 9.03. (a) Tenant covenants to provide on or before the Commencement Date and to keep in force during the term hereof, the following insurance coverage:

               (i) For the benefit of Landlord, Tenant and OverLandlord (as defined in Article 25), a comprehensive policy of liability insurance protecting and indemnifying Landlord, Tenant and the OverLandlord against any and all claims for personal injury, death or property damage occurring upon, in or about the Demised Premises, and the public portions of the Building in connection with any act of Tenant, its employees, agents, contractors, customers, invitees and visitors including, without limitation, personal injury, death or property damage resulting from any work performed by or on behalf of Tenant, with coverage of not less than an aggregate of $3,000,000 combined single limit for personal injury, death and property damage arising out of one occurrence or accident.

               (ii) Fire and extended coverage in an amount adequate to cover the cost of replacement of all personal property, fixtures, furnishings and equipment, including Landlord's work set forth on Schedule B and Tenant's work, located in the Demised Premises.

          (b) All such insurance shall (i) be effected under valid and enforceable policies, (ii) be issued by insurers of recognized responsibility authorized to do business in the State of New York, (iii) contain a provision whereby the insurer agrees not to cancel the insurance without thirty (30) days' prior written notice to Landlord, and (iv) contain a provision that no act or omission of Tenant shall result in forfeiture of the insurance as against Landlord.

     On or before the Commencement Date, Tenant shall deliver to Landlord duplicate originals of the aforesaid policies or certificates evidencing the aforesaid insurance coverage, and renewal policies or certificates shall be delivered to Landlord at least thirty (30) days prior to the expiration date of each policy with proof of payment of the premiums thereof.

     Section 9.04. Landlord and Tenant shall each secure an appropriate clause in, or an endorsement upon, each fire or extended coverage policy obtained by it and covering the Building, the Demised Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim herein before referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Demised Premises in accordance with the terms of this lease. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge, then, the party benefitting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.

     Subject to the foregoing provisions of this Section 9.04, and insofar as may be permitted by the terms of the insurance policies carried by it, (i) each party hereby releases the other with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the term of this Lease covered by insurance and (ii) Tenant releases other tenants but only to the extent that the policies of such other tenants permit a similar waiver for the benefit of Tenant and such other tenant gives such a waiver.

                                   ARTICLE 10

                          Damage by Fire or Other Cause

     Section 10.01. If the Demised Premises shall be damaged by fire or other casualty, the damage shall be repaired by and at the expense of Landlord and the minimum rent until such repairs shall be made, shall be apportioned according to the part of the Demised Premises which is usable by Tenant. No penalty shall accrue for delays which may arise by reason of adjustment of insurance by Landlord, unavoidable delays (as hereinafter defined), or any other cause beyond Landlord's reasonable control. Tenant shall give notice to Landlord promptly upon learning thereof in case of fire or other damage to the Demised Premises. If the Demised Premises are totally or substantially damaged or are rendered wholly or substantially unusable by fire or any such other casualty, or if the Building shall be so damaged that Landlord shall decide to demolish it or to rebuild it (whether or not the Demised Premises shall have been damaged), Landlord at its election may terminate this Lease by written notice to Tenant, within ninety (90) days after such fire or other casualty, of such decision, and thereupon the term of this Lease shall expire by lapse of time upon the third
(3rd) day after such notice is given, and Tenant shall vacate and surrender the Demised Premises to Landlord. Tenant shall not be liable under this Lease for anything accruing after the date of such expiration. Tenant hereby waives the provisions of Section 227 of the Real Property Law, and the provisions of this Article shall govern and control in lieu thereof. If the damage is due to the fault or neglect of Tenant, the debris shall be removed by, and at the expense of, Tenant.

     Notwithstanding the foregoing, if Landlord does not substantially complete such repairs within one hundred eighty (180) days following the date of such casualty, then Tenant may elect to terminate this Lease by notice to Landlord within ten (10) days following the expiration of such 180 day period, and thereupon the term of this Lease shall expire on the thirtieth (30th) day after such notice is given, and Tenant shall vacate and surrender the Demised premises to Landlord, unless within such thirty (30) day period, Landlord substantially completes such restoration or rebuilding in which event this Lease shall remain in full force and effect.

     Section 10.02. No damages of compensation shall be payable by Landlord nor shall Tenant make any claim or inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building. Landlord shall use its best efforts to commence and effect such repairs promptly and in such manner as not to unreasonably interfere with Tenant occupancy.

                                   ARTICLE 11

                       Assignment, Subletting, Mortgaging

     Section 11.01. Tenant will not, by operation of law or otherwise, assign, mortgage or encumber this Lease, or sublet or permit the Demised Premises or any part thereof to be used by others, without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld or unduly delayed, subject to the provisions of Section 11.07. If this Lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord, may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Landlord to any assignment, subletting, mortgage or encumbrance shall not in any manner be construed to relieve Tenant from obtaining Landlord's express consent to any other or further assignment, subletting, mortgage or encumbrance. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance.

     Section 11.02. If Tenant shall at any time or times during the term of this Lease desire to assign this Lease or sublet all or part of the Demised Premises, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by (a) a conformed or photostatic copy of the proposed assignment or sublease, the effective or commencement date of which shall be not less than thirty (30) nor more than 180 days after the giving of such notice, (b) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Demised premises, and (c) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report. Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option, (i) sublease such space (hereinafter called the "Leaseback Space") from Tenant upon the terms and conditions hereinafter set forth (if the proposed transaction is a sublease of all or substantially all or part of the Demised Premises), (ii) terminate this Lease (if the proposed transaction is an assignment or a sublease of all of substantially all of the Demised Premises), or (iii) terminate this Lease with respect to the Leaseback Space (if the proposed transaction is a sublease of part of the Demised Premises). Said options may be exercised by Landlord by notice to Tenant at any time within thirty (30) days after such notice has been given by Tenant to Landlord; and during such thirty (30) day period Tenant shall not assign this Lease nor sublet such space to any person.

     Section 11.03. If Landlord exercises its option to terminate this Lease in the case where Tenant desires either to assign this Lease or sublet all or substantially all of the Demised Premises, then, this Lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the minimum rent and additional rent shall be paid and apportioned to such date.

     Section 11.04. If Landlord exercises its option to terminate this Lease in part in any case where Tenant desires to sublet part of the Demised Premises, then, (a) this Lease shall end and expire with respect to such part of the Demised Premises on the date that the proposed sublease was to commence; and (b) from and after such date the minimum rent and additional rent shall be adjusted, based upon the proportion that the rentable area of the Demised Premises remaining bears to the total rentable area of the Demised Premises; and (c) Tenant shall pay to Landlord, upon demand, the costs incurred by Landlord in physically separating such part of the Demised Premises from the balance of the Demised Premises and in complying with any laws and requirements of any public authorities relating to such separation.

     Section 11.05. If Landlord exercises its option to sublet the Leaseback Space, such sublease to Landlord or its designee (as subtenant) shall be at the lower of (i) the rental rate per rentable square foot of minimum rent and additional rent then payable pursuant to this Lease or (ii) the rentals set forth in the proposed sublease, and shall be for the same term as that of the proposed subletting, and such sublease:

          (a) shall be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Section;

          (b) Such sublease shall be upon the same terms and conditions as those contained in the proposed sublease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Section;

          (c) Such sublease shall give the sublessee the unqualified and unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the Leaseback Space or any part or parts of the Leaseback Space and to make any and all changes, alterations, and improvements in the space covered by such sublease at no cost or liability to Tenant and if the proposed sublease will result in all or substantially all of the Demised Premises being sublet, grant Landlord or its designee the option to extend the term of such sublease for the balance of the term of this Lease less one (1) day;

          (d) Such sublease shall provide that any assignee or further subtenant, of Landlord or its designee, may, at the election of Landlord, be permitted to make alterations, decorations and installations in the Leaseback Space or any part thereof and shall also provide in substance that any such alterations, decorations and installations in the Leaseback Space therein made by any assignee or subtenant of Landlord or its designee may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to that portion of the Leaseback Space so sublet caused by such removal, and Tenant shall not be obligated to make any such repair or restoration; and

          (e) Such sublease shall also provide that (i) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties,
     (ii) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord's uncontrolled discretion, shall deem suitable or appropriate, (iii) Tenant, at Tenant's expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from the Leaseback Space so sublet by Tenant to Landlord or its designee, (iv) Landlord, at Tenant's expense, may make such alterations as may be reasonably required or deemed reasonably necessary by Landlord to physically separate the Leaseback Space from the balance of the Demised Premises and to comply with any laws and requirements of public authorities relating to such separation, and (v) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition.

          Section 11.06. (a) If Landlord exercises its option to sublet the Leaseback Space, Landlord shall indemnify and save Tenant harmless from all obligations under this Lease as to the Leaseback Space during the period of time it is so sublet to Landlord.

          (b) Performance by Landlord, or its designee, under a sublease of the Leaseback Space shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease, nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease.

          (c) Tenant shall have no obligation, at the expiration or earlier termination of the term of this Lease, to remove any alteration, installation or improvement made in the Leaseback Space by Landlord.

     Section 11.07. In the event Landlord does not exercise an option provided to it pursuant to Section 11.02 and provided that Tenant is not in default in any of Tenant's obligations under this Lease, Landlord's consent (which must be in writing and in form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that:

          (a) Tenant shall have complied with the provisions of Section 11.02 and Landlord shall not have exercised any of its options under said Section
     11.02 within the time permitted therefor;

          (b) In Landlord's judgment, the proposed assignee or subtenant is engaged in a business and the Demised Premises, or the relevant part thereof, will be used in a manner which (i) is limited to the use expressly permitted under Sections 4.01 and 4.02 of this Lease, and (ii) is in keeping with the then standards of the Building;

          (c) The proposed assignee or subtenant is a reputable person of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

          (d) Neither (i) the proposed assignee or sublessee nor (ii) any person which, directly or indirectly, controls, is controlled by or is under common control with, the proposed assignee or sublessee, is then an occupant of any part of the Building;

          (e) The proposed assignee or sublessee is not a person with whom Landlord is currently negotiating to lease space in the Building;

          (f) The proposed sublease shall be in form reasonably satisfactory to Landlord and shall comply with the provisions of this Article;

          (g) Subject to the provisions of Section 11.02, at any one time there shall not be more than two (2) subtenants (including Landlord or its designee) in the Demised Premises;

          (h) Tenant shall reimburse Landlord on demand for any reasonable actual and out-of-pocket costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, the reasonable actual and out-of-pocket costs incurred in making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred in connection with the granting of any requested consent;

          (i) Tenant shall not have (i) advertised in any way the availability of the Demised Premises without prior notice to Landlord, nor (ii) listed the Demised Premises for subletting or assignment for not less than ninety
     (90) days with a broker, agent or representative other than the then managing agent of the Building or other agent designated by Landlord, or otherwise at a rental rate less than the minimum rent or additional rent at which Landlord is then offering to lease other space in the Building; and

          (j) The proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in and the jurisdiction of the courts of New York State.

     Except for any subletting by Tenant to Landlord or its designee pursuant to the provisions of this Article, each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting to Landlord or any such subletting to any other subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment for the minimum rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other person claiming through or under Tenant (except as provided in Section 11.05) shall or will be made except upon compliance with and subject to the provisions of this Article.

     Section 11.08. In the event that (a) Landlord fails to exercise its options under Section 11.02 and consents to a proposed assignment or sublease, and (b) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within ninety (90) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of Section 11.02 before assigning this Lease or subletting all or part of the Demised Premises.

     Section 11.09. With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed:

          (a) No subletting shall be for a term ending later than one day prior to the expiration date of this Lease;

          (b) No sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

          (c) Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset, not expressly provided in such sublease, which thereto accrued to such subtenant against Tenant, or (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's rent.

     Section 11.10. If Landlord gives its consent to any assignment of this Lease or to any sublease, Tenant shall, in consideration therefor, pay to Landlord, as additional rent:

          (a) in the case of an assignment, an amount equal to one-half of all sums and other considerations paid to Tenant from the assignee for such assignment (including, but not limited to sums paid for the sale of Tenant's fixtures, leasehold improvements, less, in case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns). The sums payable to Landlord under this Section 11.10(a) shall be paid to Landlord as and when paid by the assignee to Tenant; and

          (b) in the case of a sublease, an amount equal to one-half of the rents and charges and other consideration payable under the sublease to Tenant by the subtenant which is in excess of the minimum rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms of this Lease (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns). The sums payable to Landlord under this Section 11.10(b) shall be paid to Landlord as and when paid by the subtenant to Tenant.

     Section 11.11. (a) If Tenant is a corporation, a partnership or other entity, the provisions of Section 11.01 shall apply to a transfer (by one or more transfers) of a majority of the stock or other ownership interests of Tenant, as the case may be, as if such transfer of a majority of the stock or partnership interests of Tenant were an assignment of this Lease;

     (b) The Tenant named herein, shall have the right, without requiring the prior consent of Landlord, but subject to the provisions of the last paragraph of Section 11.07 and Section 11.12, to assign or sublet the whole or part of the Demised Premises on one or more occasions to an affiliate of the Tenant named herein. For the purposes of this subdivision (b), an "affiliate" of the Tenant named herein shall mean any corporation, partnership or other business entity which controls or is controlled by, or is under common control with Tenant and the term "control" as used with respect to any corporation, partnership, or other business entity shall mean the possession of the power to direct or cause the direction of the management and policies of such corporation, partnership, or other business entity whether through the ownership of voting securities or contract. Any transfer or cessation of control over any affiliate to which this Lease is assigned shall constitute an assignment of this Lease to which all of the provisions of this Article shall apply. No such assignment shall be valid or effective unless, within ten (10) days after the execution thereof, Tenant shall deliver to Landlord all of the following: (i) a duplicate original instrument of assignment, in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, in which Tenant shall (A) waive all notices of default given to the assignee, and all other notices of every kind or description now or hereafter provided in this Lease, by statute or rule of law, and (B) acknowledge that Tenant's obligation with respect to this Lease shall not be discharged, released or impaired by (i) such assignment, (ii) any amendment or modification of this Lease, whether or not the obligations of Tenant are increased thereby,
(iii) any further assignment or transfer of Tenant's interest in this Lease,
(iv) any exercise, non-exercise or waiver by Landlord of any right, remedy, power or privilege under or with respect to this Lease, (v) any waiver, consent, extension, indulgence or other act or omission with respect to any other obligations of Tenant under this Lease, (vi) any act or thing which, but for the provisions of such assignment, might be deemed a legal or equitable discharge of a surety or assignor, to all of which Tenant shall consent in advance, and (C) expressly waive and surrender any then existing defense to its liability hereunder it being the purpose and intent of Landlord and Tenant that the obligations of Tenant hereunder as assignor shall be absolute and unconditional under any and all circumstances, and (II) an instrument, in form and substance satisfactory to Landlord, duly executed by the assignee, in which such assignee shall assume the observance and performance of, and agree to be bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed;

     (c) Tenant may upon written notice to Landlord, but without Landlord's written consent, but subject to the provisions of Section 11.12, assign to a "successor corporation" of Tenant, as such term is hereinafter defined, provided that Tenant shall not be in default in any of the terms, covenants, conditions and agreements of this Lease, including but not limited to the payment of minimum or additional rent, and provided such successor corporation has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant immediately prior to such merger or consolidation. A "successor corporation" as used in this Section shall mean (i) a corporation into which or with which Tenant, its corporate or other successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation of corporations or any other business entities, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation, the liabilities of the corporation are assumed by the corporation surviving such merger or consolidation, or (ii) a corporation acquiring this Lease and the term hereby demised, the good will and all or substantially all of the other property and assets (other than capital stock of such acquiring corporation) of Tenant, its corporate successors or assigns, and assuming all or substantially all of the liabilities of Tenant, its corporate successors or assigns, or (iii) any corporate successor to a successor corporation becoming such by either of the methods described above in clauses (i) and (ii). The acquisition by Tenant, its corporate successors or assigns, of all or substantially all of the assets, together with the assumption of all or substantially all of the obligations and liabilities of any corporation, shall be deemed to be a merger of such corporation into Tenant for the purpose of this Section;

     (d) The provisions of Section 11.01 shall not apply to the transfer of any of the issued and outstanding shares of a corporate Tenant whose stock is publicly traded on a recognized security exchange or over-the-counter market.

     Section 11.12. Any assignment or transfer, whether made with Landlord's consent pursuant to Section 11.03 or without Landlord's consent pursuant to
Section 11.11, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in this
Article 11 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of minimum rent and/or additional rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the minimum rent and additional rent and for the other obligations of this Lease on the part of Tenant to be performed or observed.

     Section 11.13. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

     Section 11.14. The listing of any name other than that of Tenant, whether on the doors of the Demised Premises, or the Building directory, if any, or otherwise, shall not operate to vest any right or interest in this Lease or in the Demised Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease, to any sublease of the Demised Premises, or to the use or occupancy thereof by others. Tenant shall be entitled to thirteen (13) listings on the Building directory.

                                   ARTICLE 12

                  Liability of Landlord and Indemnity by Tenant

     Section 12.01. Tenant shall indemnify Landlord against and save Landlord harmless from any liability to and claim by or on behalf of any person, firm, governmental authority, corporation or entity for personal injury, death or property damage, other than such liability or claim incurred as a result of Landlord's negligence or willful misconduct, arising:

          (a) from the use by Tenant of the Demised Premises, or from any work whatsoever done or omitted to be done by Tenant, its employees, agents, contractors, customers, invitees or visitors, or from any accident thereat other than Landlord's Work as defined in Schedule B; and

          (b) from any breach or default by Tenant of and under any of the terms, covenants and conditions of this Lease on Tenant's part to be performed.

     Tenant also shall indemnify Landlord against and save Landlord harmless from all costs, reasonable counsel fees, expenses and penalties incurred by Landlord in connection with any such liability or claim other than such liability or claim incurred as a result of Landlord's negligence or willful misconduct.

     If any action or proceeding shall be brought against Landlord in connection with any such liability or claim, Tenant, on notice from Landlord, shall defend such action or proceeding, at Tenant's expense, by counsel reasonably satisfactory to Landlord, or by the attorney for Tenant's insurance carrier whose insurance policy covers the liability or claim.

     Section 12.02. Landlord shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for the loss of or damage to any property of Tenant by theft or otherwise, unless due to Landlord's negligence or willful misconduct; Landlord and its agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature, unless due to Landlord's negligence or willful misconduct; nor shall Landlord be liable for any such damage caused by other Tenants or persons in the Building or caused by operations in construction of any public or quasi-public work; nor shall Landlord be liable for any latent defect in the Demised Premises or in the Building. If, at any time any windows of the Demised Premises are permanently closed, darkened or bricked up by reason of the requirements of law or temporarily closed or darkened by reason of repairs, alterations or maintenance by Landlord, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. (Reference hereinabove to Landlord shall for all purposes be deemed to include the OverLandlord as defined in Article 25.)

     Tenant shall reimburse and compensate Landlord, as additional rent, within ten (10) days after rendition of a statement for all expenditures made and for all losses, liabilities, claims, damages, fines, penalties and expenses incurred by Landlord arising from any default by Tenant under this Lease.

     Tenant shall give immediate notice to Landlord upon its discovery of accidents in the Demised Premises.

     Section 12.03. If in this Lease it is provided that Landlord's consent or approval as to any matter will not be unreasonably withheld, and it is established by a court or body having final jurisdiction thereover that Landlord has been unreasonable, the only effect of such finding shall be that Landlord shall be deemed to have given its consent or approval; but Landlord shall not be liable to Tenant in any respect for money damages by reason of withholding its consent.

                                   ARTICLE 13

                            Moving of Heavy Equipment

     Tenant shall not move any safe, heavy equipment or bulky matter in or out of the Building without Landlord's written consent, which shall not be unreasonably withheld or unduly delayed. If the movement of such items requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work and all such work shall be done in full compliance with the Administrative Code of the City of New York and other municipal requirements. All such movements shall be made during hours which will least interfere with the normal operations of the Building, and all damage caused by such movement shall be promptly repaired by Tenant at Tenant's expense.

                                   ARTICLE 14

                                  Condemnation

     Section 14.01. In the event that the whole of the Demised Premises shall be condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that less than ten (10%) percent of the Demised Premises shall be so condemned or taken, then, effective as of the date of vesting of title, the rent hereunder for such part shall be equitably abated and this Lease shall continue as to such part not so taken. In the event that only a part of the Building shall be so condemned or taken, then (a) if substantial structural alteration or reconstruction of the Building shall be necessary or appropriate as a result of such condemnation or taking (whether or not the Demised Premises be affected), Landlord may, at its option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within ninety (90) days following the date on which Landlord shall have received notice of the vesting of title, or (b) if Landlord does not elect to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the minimum rent and additional rent shall be abated to the extent, if any, hereinbefore provided. In the event that only a part of the Demised Premises shall be so condemned or taken and this Lease and the term and estate hereby granted are not terminated as hereinbefore provided,

Landlord, out of the portion of the award allocated for such purpose and to the extent such award is sufficient, will restore with reasonable diligence the remaining structural portions of the Demised Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

     Section 14.02. In the event of termination in any of the cases hereinabove provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Expiration Date and the rent hereunder shall be apportioned as of such date.

     Section 14.03. In the event of any condemnation or taking hereinabove mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award. Notwithstanding the foregoing, Tenant may make a separate claim for Tenant's moveable trade fixtures and moving expenses, provided the same shall not affect or reduce Landlord's award.

                                   ARTICLE 15

             Entry, Right to Change Public Portions of the Building

     Section 15.01. Tenant shall permit Landlord to erect, use and maintain pipes and conduits in and through the walls, within the ceiling or below the floors of the Demised Premises. Landlord, or its agents or designee shall have the right, on prior written notice (except no notice in an emergency) and at reasonable times, to enter the Demised Premises for the purpose of making such repairs or alterations as Landlord shall desire, shall be required or shall have the right to make under the provisions of this Lease, provided such work is made in a manner not to unreasonably interfere with Tenant's regular business operations in the Demised Premises; and shall also have the right to enter the Demised Premises for the purpose of inspecting them or exhibiting them to prospective purchasers or lessees of the entire Building or to prospective mortgagees or to prospective assignees of any such mortgagees. Landlord shall, during the progress of any work in the Demised Premises, be allowed to take all material into and upon the Demised Premises that may be required for the repairs or alterations above mentioned without the same constituting an eviction of Tenant in whole or in part and the rent reserved shall in no wise abate, except as otherwise provided in this Lease, while said repairs or alterations are being made.

     Section 15.02. During the twelve (12) months prior to the expiration of the term of this Lease, Landlord may exhibit the Demised Premises to prospective Tenants.

     Section 15.03. Landlord shall have the right at any time without thereby creating an actual or constructive eviction or incurring any liability to Tenant therefor, to change the arrangement or location of such of the following as are not contained within the Demised Premises: entrances, passageways, doors and doorways, corridors, elevators, stairs, toilets, and other like public service portions of the Building, provided such changes do not interfere with Tenant's access to the Demised Premises.

     Section 15.04. Landlord shall have the right at any time to name the Building as it desires and to change any and all such names at any time thereafter.

                                   ARTICLE 16

                          Conditional Limitations, Etc.

     Section 16.01. If at any time during the term of this Lease:

          (a) Tenant shall file a petition in bankruptcy or insolvency or for reorganization or arrangement or for the appointment of a receiver of all or a portion of Tenant's property, or

          (b) Any petition of the kind referred to in subdivision (a) of this Section shall be filed against Tenant and such petition shall not be vacated, discharged or withdrawn within ninety (90) days, or

          (c)  Tenant shall be adjudicated a bankrupt by any court, or

          (d)  Tenant shall make an assignment for the benefit of creditors, or

          (e) a permanent receiver shall be appointed for the property of Tenant by order of a court of competent jurisdiction by reason of the insolvency of Tenant (except where such receiver shall be appointed in an involuntary proceeding, if he shall not be withdrawn within ninety (90) days after the date of his appointment), then Landlord, at Landlord's option, may terminate this Lease on five (5) days' notice to Tenant, and upon such termination, Tenant shall quit and surrender the Demised Premises to Landlord.

          Section 16.02 (a) If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code, 11 U.S.C.
     Section 101 et seq. (the "Bankruptcy Code") to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth (i) the name and address of such person, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person's future performance under the Lease, including, without limitation, the assurance referred to in section 365(b)(3) of the Bankruptcy Code, shall be given to Landlord by Tenant not later than twenty (20) days after receipt by Tenant but in no event later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given not later than ten (10) days prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

          (b) If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations which are owed to Landlord and payable or otherwise delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's Property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid to Landlord.

          (c) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

          (d) Nothing contained in this Section shall, in any way, constitute a waiver of the provisions of this Lease relating to assignment. Tenant shall not, by virtue of this Section, have any further rights relating to assignment other than those granted in the Bankruptcy Code.

          (e) Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code.

          (f) The term "Tenant" as used in this Section includes any trustee, debtor in possession, receiver, custodian or other similar officer.

     Section 16.03. If this Lease shall terminate pursuant to the provisions of
Section 16.01:

          (a) Landlord shall be entitled to recover from Tenant arrears in minimum rent and additional rent and, in addition thereto as liquidated damages, an amount equal to the difference between the minimum rent and additional rent for the unexpired portion of the term of this Lease which had been in force immediately prior to the termination effected under
     Section 16.01 of this Article and the fair and the reasonable rental value of the Demised Premises, on the date of termination, for the same period, both discounted at the rate of eight (8%) percent per annum to the date of termination; or

          (b) Landlord shall be entitled to recover from Tenant arrears in minimum rent and additional rent and, in addition thereto as liquidated damages, an amount equal to the maximum allowed by statute or rule of law in effect at the time when and governing the proceedings in which such damages are to be proved, whether or not such amount be greater or less than the amount referred to in subdivision (a) of this Section.

          Section 16.04. (a) If Tenant shall fail to make any payment of any minimum rent or additional rent when the same becomes due and payable, or if Tenant shall fail to cancel or discharge any lien referred to in Section 17.02, or if the Demised Premises become vacant or deserted, and any such default shall continue for a period of five (5) days after notice thereof by Landlord, or

          (b) If Tenant shall be in default in the performance of any of the other terms, covenants and conditions of this Lease and such default shall not have been remedied within thirty (30) days after notice by Landlord to Tenant specifying such default and requiring it to be remedied; or where such default reasonably cannot be remedied within such period of thirty
     (30) days, if Tenant shall not have commenced the remedying thereof within such period of time and shall not be proceeding with due diligence to remedy it,

then Landlord, at Landlord's election, may terminate this Lease on five (5) days' notice to Tenant, and upon such termination Tenant shall quit and surrender the Demised Premises to Landlord.

     Section 16.05. If this Lease shall terminate as provided in this Article, or if Tenant shall be in default in the payment of minimum rent or additional rent when the same become due and payable and such default shall continue for a period of five (5) days after notice by Landlord to Tenant.

          (a) Landlord may re-enter and resume possession of the Demised Premises and remove all persons and property therefrom either by summary dispossess proceedings or by a suitable action or proceeding, at law or in equity, or by force or otherwise, without being liable for any damages therefor, and

          (b) Landlord may re-let the whole or any part of the Demised Premises for a period equal to, greater or less than the remainder of the then term of this Lease, at such rental and upon such terms and conditions as Landlord shall deem reasonable to any Tenant it may deem suitable and for any use and purpose it may deem appropriate. Landlord shall not be liable in any respect for failure to re-let the Demised Premises or, in the event of such re-letting, for failure to collect the rent thereunder and any sums received by Landlord on a re-letting in excess of the rent reserved in this Lease shall belong to Landlord.

     Section 16.06. If this Lease shall terminate as provided in this Article or by summary proceedings (except as to any termination under Section 16.01), Landlord shall be entitled to recover from Tenant as damages, in addition to arrears in minimum rent and additional rent,

          (a) an amount equal to (i) all reasonable actual out-of-pocket expenses incurred by Landlord in recovering possession of the Demised Premises and in connection with the re-letting of the Demised Premises, including, without limitation, the cost of repairing, renovating or remodeling the Demised Premises, and (ii) all brokers' commissions and legal fees incurred by Landlord in re-letting the Demised Premises, which amounts set forth in this subdivision (a) shall be due and payable by Tenant to Landlord at such time or times as they shall have been incurred; and

          (b) an amount equal to the deficiency between the minimum rent and additional rent which would have become due and payable had this Lease not terminated and the net amount, if any, of rent collected by Landlord on re-letting the Demised Premises. The amounts specified in this subdivision shall be due and payable by Tenant on the several days on which such minimum rent and additional rent would have become due and payable had this Lease not terminated. Tenant consents that Landlord shall be entitled to institute separate suits or actions or proceedings for the recovery of such amount or amounts, and Tenant hereby waives the right to enforce or assert the rule against splitting a cause of action as a defense thereto.

          Landlord, at its election, which shall be exercised by the service of a notice on Tenant, at any time after such termination of this Lease, may collect from Tenant and Tenant shall pay, in lieu of the sums becoming due, under the provisions of subdivision (b) of this Section, an amount equal to the difference between the minimum rent and additional rent which would have become due and payable had this Lease not terminated (from the date of the service of such notice to the end of the term of this Lease which had been in force immediately prior to any termination effected under this Article) and the then fair and reasonable rental value of the Demised Premises for the same period, both discounted to the date of the service of such notice at the rate of eight (8%) percent per annum.

     Section 16.07. Tenant, for itself and for all persons claiming through or under it, hereby waives any and all rights which are or may be conferred upon Tenant by any present or future law to redeem the Demised Premises after a warrant to dispossess shall have been issued or after judgment in an action of ejectment shall have been made and entered.

     Section 16.08. The words "re-enter" and "re-entry", as used in this Article, are not restricted to their technical legal meanings.

     Section 16.09. Landlord shall not be required to give any notice of its intention to re-enter, except as otherwise provided in this Lease.

     Section 16.10. If this Lease shall terminate as provided in this Article or by summary proceedings or otherwise, Landlord, in addition to any other rights under this Article, shall be entitled to recover as damages, (a) the cost of performing any work required to be done by Tenant under this Lease; and (b) the cost of placing the Demised Premises in the same condition as that in which Tenant is required to surrender them to Landlord under this Lease.

     Section 16.11. In any action or proceeding brought by Landlord against Tenant, predicated on a default in the payment of minimum rent or additional rent, Tenant shall not have the right to and shall not interpose any set-off or counterclaim of any kind whatsoever, other than a claim which would be legally barred for failure to raise as a counterclaim in such action or proceeding. If Tenant has any claim, Tenant shall be entitled only to bring an independent action therefor; and if such independent action is brought by Tenant, Tenant shall not be entitled to and shall not consolidate it with any pending action or proceeding brought by Landlord against Tenant for a default in the payment of minimum rent or additional rent.

                                   ARTICLE 17

                                Mechanic's Liens

     Section 17.01. If, subject to and notwithstanding Landlord's consent as required under this Lease, Tenant shall cause any changes, alterations, additions, improvements, installations or repairs to be made to or at the Demised Premises or shall cause any labor to be performed or material to be furnished in connection therewith, neither Landlord nor the Demised Premises, under any circumstances, shall be liable for the payment of any expense incurred or for the value of any work done or material furnished, and all such changes, alterations, additions, improvements, installations and repairs and labor and material shall be made, furnished and performed upon Tenant's credit alone and at Tenant's expense, and Tenant shall be solely and wholly responsible to contractors, laborers, and materialmen furnishing and performing such labor and material. Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, to any contractor, laborer or materialman to furnish to perform any such labor or material.

     Section 17.02. If, because of any act or omission (or alleged act or omission) of Tenant any mechanic's or other lien, charge or order for the payment of money shall be filed against the Demised Premises or the Building or Landlord's estate as Tenant under any ground or underlying lease (whether or not such lien, charge or order is valid or enforceable as such), for work claimed to have been for, or materials furnished to, Tenant, Tenant, at Tenant's expense, shall cause it to be cancelled or discharged of record by bonding or otherwise within thirty (30) days after such filing, and Tenant shall indemnify Landlord against and save Landlord harmless from and shall pay all reasonable costs, expenses, losses, fines and penalties, including, without limitation, reasonable attorneys' fees resulting therefrom.

                                   ARTICLE 18

                Landlord's Right to Perform Tenant's Obligations

     If Tenant shall default in the performance of any of the terms or covenants and conditions of this Lease, after any applicable notice and expiration of any applicable cure period, Landlord, without being under any obligation to do so and without hereby waiving such default, may remedy such default for the account and at the expense of Tenant. Any payment made or expense incurred by Landlord for such purpose (including, but not limited to, reasonable attorneys' fees) with interest at the maximum legal rate, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord on demand, or at Landlord's election, added to any subsequent installment or installments of minimum rent.

                                   ARTICLE 19

                           Covenant of Quiet Enjoyment

            Landlord covenants that upon Tenant paying the minimum rent and additional rent and observing and performing all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises, subject nevertheless to the terms and conditions of this Lease.

                                   ARTICLE 20

                                   Excavation

            In the event that construction is to be commenced or an excavation is made or authorized for building or other purposes upon land adjacent to the Building, Tenant shall, if necessary, afford to the person or persons causing or authorized to commence construction or cause such excavation or to engage in such other purpose, license to enter upon the Demised Premises for the purpose of doing such work as shall reasonably be necessary to protect or preserve the Building, from injury or damage and to support the Building and any new structure to be built by proper foundations, pinning and/or underpinning, or otherwise. However, such work shall be done in such reasonable manner as to minimize any interference with the customary conduct of Tenant's business in the Demised Premises, provided overtime or premium labor need not be employed to perform such work.

                                   ARTICLE 21

                             Services and Equipment

            Section 21.01 Landlord shall, at its cost and expense:

            (a) Provide operatorless passenger elevator service Mondays through Fridays from 8:00 A.M. to 6:00 P.M., holidays excepted. An operatorless passenger elevator will be available at all other times. A service elevator shall be available Mondays through Fridays, holidays excepted, only from 9:00 A.M. to 11:30 A.M. and from 2:30 P.M. to 5:30 P.M.

            (b) Maintain and keep in good order and repair the central heating, ventilating and air-conditioning system installed by Landlord. The system will be operated by Landlord on Mondays through Fridays, holidays excepted, from 8:00 A.M. to 6:00 P.M.

            (c) Provide Building standard cleaning services in Tenant's office space and public portions of the Building, except no services shall be performed Saturdays, Sundays and holidays, in accordance with Schedule "E" annexed hereto and made part hereof.

            (d) Furnish hot and cold water for lavatory and drinking purposes. If Tenant requires, uses or consumes water for any other purposes, Landlord may install a meter or meters or other means to measure Tenant's water consumption, and Tenant shall reimburse Landlord for the actual out-of-pocket cost of the meter or meters and the installation thereof, and shall pay for the maintenance of said meter equipment and/or pay Landlord's actual out-of-pocket cost of other means of measuring such water consumption by Tenant. Tenant shall pay to Landlord on demand the actual out-of-pocket cost of all water consumed as measured by said meter or meters or as otherwise measured, including sewer rents.

            (e) If Tenant shall require and request any of the foregoing services at times other than above provided, and if such request is made at least twenty-four (24) hours prior to the time when such additional services are required, Landlord will provide them and Tenant shall pay to Landlord promptly thereafter the charges therefor at the then Building standard rate charged to all other Tenants in the Building.

            If Tenant shall request Landlord to furnish any services in addition to those hereinabove provided or perform any work not required under this Lease, and Landlord agrees to furnish and/or perform the same, Tenant shall pay to Landlord promptly thereafter the charges therefor, which charges are deemed to be additional rent and payable as such.

            Section 21.02. Holidays shall be deemed to mean all federal holidays, state holidays and Building Service Employees Union Contract holidays.

            Section 21.03. Landlord reserves the right to interrupt, curtail or suspend the services required to be furnished by Landlord under this Lease when necessary by reason of accident, emergency, mechanical breakdown or when required by any law, order or regulation of any Federal, State, County or Municipal authority, or for any other cause beyond the control of Landlord. Landlord shall use due diligence to complete all required repairs or other necessary work as quickly as possible so that Tenant's inconvenience resulting therefrom may be for as short a period of time as circumstances will reasonably permit. Tenant shall not be entitled to nor shall Tenant make claim for any diminution or abatement of minimum rent or additional rent or other compensation, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of such interruption, curtailment, suspension, work or inconvenience. However, Landlord use reasonable efforts to perform such work in a manner to minimize interference with the normal conduct of Tenant's business in the Demised Premises, provided Landlord shall not be required to employ overtime or premium labor.

            Section 21.04. Tenant shall reimburse Landlord promptly for the actual out-of-pocket cost to Landlord of removal from the Demised Premises and the Building of any refuse and rubbish of Tenant not covered by the Cleaning Specifications (Schedule E) and Tenant shall pay all bills therefor when rendered.

            Section 21.05. Tenant shall have access to the Building twenty-four
(24) hours per day, seven (7) days per week, subject to emergencies and requirements of law.

                                   ARTICLE 22

                                   Escalation

            Section 22.01. Taxes. Tenant shall pay to Landlord, as additional rent, tax escalation in accordance with this Section:

            (a) Definitions: For the purpose of this Section, the following definitions shall apply:

                  (i) The term "Tax Base Factor" shall mean the real estate
            taxes for the Building Project for the period from July 1, 1996 to June 30, 1997, as finally determined.

                  (ii) The term "The Building Project" shall mean the parcel of land described in Schedule C of
            this Lease with all the present improvements existing and erected thereon.

                  (iii) The term "comparative tax year" shall mean the New York
            City real estate tax year commencing on July 1, 1997 and each subsequent New York City real estate tax year. If the present use of July 1-June 30 New York City real estate tax year shall hereafter be changed, then such changed tax year shall be used with appropriate adjustment for the transition.

                  (iv) The term "real estate taxes" shall mean the total of all taxes and special or other assessments levied, assessed or imposed at any time by any governmental authority upon or against the Building Project, and also any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said Building Project to the extent that same shall be in lieu of all or a portion of any of the aforesaid taxes or assessments, or additions or increases thereof, upon or against said Building Project. Income, franchise, transfer, inheritance, corporate, mortgage recording, capital stock taxes of Landlord, or penalties or interest thereon, shall be deemed excluded from the term "real estate taxes" for the purposes hereof. If, due to a future change in the method of taxation or in the taxing authority, or for any other reason, a franchise, income, transit profit or other tax or governmental imposition, however designated, shall be levied against Landlord in substitution in whole or in part for the real estate taxes, or in lieu of or additions to or increases of said real estate taxes, then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of "real estate taxes" for the purposes hereof. Real estate taxes shall be determined as if the Building Project was the only real property owned by Landlord and as if the income to Landlord from the Building was the sole income of Landlord.

                  (v) The term "the Percentage" for purposes of computing tax escalation, shall mean 2.10 %.

            (b) (i) In the event that the real estate taxes payable for any comparative tax year shall exceed the Tax Base Factor, Tenant shall pay to Landlord, as additional rent for such comparative tax year, an amount for tax escalation equal to the Percentage of the excess. Before or after the start of each comparative year, Landlord shall furnish to Tenant a statement of the real estate taxes payable for such comparative tax year, and Tenant's Percentage share of the amount by which the taxes for such comparative tax year exceed the Tax Base Factor, together with a copy of the tax bill. Tenant shall make its aforesaid tax escalation payment to Landlord, in installments in the same manner that such taxes are payable by Landlord to the governmental authority. If a statement is furnished to Tenant after the commencement of the comparative tax year in respect of which such statement is rendered, Tenant shall, within ten (10) days thereafter, pay to Landlord an amount equal to those installments of the total tax escalation payable as provided in the preceding sentence. If, during the term of this Lease, taxes are required to be paid, in full or in monthly or other installments, on any other date or dates than as presently required, or if Landlord shall be required to make monthly deposits of real estate taxes to the holder of any first institutional mortgage then Tenant's tax escalation payment(s) shall be correspondingly adjusted so that said payments are due to Landlord in corresponding installments not later than thirty (30) days prior to the last date on which the applicable installment of such real estate taxes shall be due and payable to the governmental authority or such mortgagee, provided all other Tenants in the Building pay such taxes to Landlord in the same manner.

                  (ii) If in any tax certiorari proceeding regarding real estate taxes payable for any comparative tax year or in otherwise establishing such taxes, Landlord has incurred expenses for legal and/or consulting services rendered in, applying for, negotiating or obtaining a reduction of the assessment upon which the real estate taxes are predicated, Tenant shall pay an amount equal to the Percentage of such expenses.

                  (iii) The statements of the tax escalation to be furnished by
            Landlord as provided above shall be certified by Landlord as correct and shall constitute a final determination as between Landlord and Tenant of the tax escalation for the periods represented thereby, except for mathematical error in computation.

                  (iv) In no event shall the fixed minimum rent under this Lease be reduced by virtue of this Section 22.01.

                  (v) Upon the date of any expiration or termination of this
            Lease, whether the same be the date hereinabove set forth for the expiration of the term or any prior or subsequent date, a proportionate share of said additional rent for the comparative tax year during which such expiration or termination occurs shall immediately become due and payable by Tenant to Landlord, if it was not theretofore already billed and paid, or due and payable by Landlord to Tenant if the amount paid by Tenant exceeded such proportionate share. The said proportionate share shall be based upon the length of time that this Lease shall have been in existence during such comparative tax year. Prior to or promptly after said expiration or termination, Landlord shall compute the additional rent due from or owed to Tenant, as aforesaid and Tenant shall promptly pay Landlord any amount unpaid. If Landlord shall receive a refund or a tax credit of any amount of real estate taxes for any comparative tax year for which Tenant has made a payment, Landlord shall pay to Tenant within fifteen (15) days of its receipt of such refund the Percentage of any such refund, less the Percentage of any legal fees and other expenses provided for in Section 22.01(b)(ii) to the extent the same have not theretofore been paid by Tenant. Landlord shall furnish to Tenant a copy of the relevant documentation from the taxing authority showing such refund or tax credit.

                  (vi) Landlord's and Tenant's obligations to make the
            adjustments referred to in subdivision (v) above shall survive any expiration or termination of this Lease.

                  (vii) Any delay or failure of Landlord in billing any tax
            escalation hereinabove provided shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such tax escalation hereunder.

            Section 22.02. Porter's Wage Rate. Tenant shall pay to the Landlord, as additional rent, a porter's wage rate escalation in accordance with this
Section:

            (a) For the purpose of this Section, the following definitions shall apply:

                  (i) "Wage Rate" shall mean the minimum regular hourly rate of wages in effect as of January 1st of each year computed as paid over a forty hour week to Porters in Class A office buildings pursuant to an Agreement between Realty Advisory Board on Labor Relations, Incorporated, or any successor thereto, and Local 32B-32J of the Building Service Employees International Union, AFL-CIO, or any successor thereto; and provided, however, that if there is no such agreement in effect prescribing a wage rate for Porters, computations and payments shall thereupon be made upon the basis of the regular hourly wage rate actually payable in effect as of January 1st of each year, and provided, however, that if in any year during the term, the regular employment of Porters shall occur on days or during the hours when overtime or other premium pay rates are in effect pursuant to such Agreement, then the term "hourly rate of wages" as used herein shall be deemed to mean the average hourly rate for the hours in a calendar week during which Porters are regularly employed without fringe benefits (e.g., if pursuant to an agreement between Realty Advisory Board and the Local the regular employment of Porters for forty hours during a calendar week is at a regular hourly wage rate of $3.00 for the first thirty hours, and premium or overtime hourly wage rate of $4.50 for the remaining ten hours, then the hourly rate of wages under this Article during such period shall be the total weekly rate of $135.00 divided by the total number of regular hours of employment, forty or $3.375).

                  (ii) "Base Wage Rate" shall mean the average of the Wage Rates in effect during the calendar years 1996 and 1997.

                  (iii) The term "Porters" shall mean that classification of non-supervisory employees employed in and about the Building who devote a major portion of their time to general cleaning, maintenance and miscellaneous services essentially of a non-technical and non-mechanical nature and are the type of employees who are presently included in the classification of "Class A-Others" in the Commercial Building Agreement between the Realty Advisory Board and the aforesaid Union.

                  (iv) The term "minimum regular hourly rate of wages" shall not include any payments and fringe benefits and adjustments of any kind.

                  (v) The term "fringe benefits" shall include, without
            limitation, holiday and vacation pay, sick pay, welfare and pension fund contributions, accident, health and welfare programs, pension plans, guaranteed pay plans and supplemental unemployment benefit plans, training fund contributions, pay for days allowed for clinics, birthdays and other days off, and other benefit plans, payments and programs of similar or dissimilar nature, whether or not required under any applicable law, regulation or otherwise.

                  (vi) The term "Multiplication Factor" shall mean 11,450.

            (b) If the Wage Rate for any calendar year during the term shall be increased above the Base Wage Rate, then Tenant shall pay for the period commencing from and after July 1, 1997, as additional rent, an amount equal to the product obtained by multiplying the Multiplication Factor by 100% of the number of cents (including any fraction of a cent) by which the Wage Rate is greater than the Base Wage Rate, such payment to be made in equal one-twelfth (1/12th) monthly installments commencing with the first monthly installment of minimum rent falling due on or after the effective date of such increase in Wage Rate (payable retroactive from said effective date) and continuing thereafter until a new adjustment shall have become effective in accordance with the provisions of this Article. Landlord shall give Tenant notice of each change in Wage Rate which will be effective to create or change Tenant's obligation to pay additional rent pursuant to the provisions of this Section 22.02 and such notice shall contain Landlord's calculation in reasonable detail and certified as true by an authorized partner of Landlord or of its managing agent, of the annual rate of additional rent payable resulting from such increase in Wage Rate. Such amounts shall be prorated for any partial calendar years during the term.

            (c) Every notice given by Landlord pursuant to Section 22(b) hereof shall be conclusive and binding upon Tenant, except for mathematical error in computation.

            (d) The "Wage Rate" is intended to be a substitute comparative index of economic costs and does not necessarily reflect the actual costs of wages or other expenses of operating the Building. The Wage Rate shall be used whether or not the Building is a Class A office building and whether or not Porters are employed in the Building and without regard to whether such employees are members of the Union referred to in subsection (a) hereof.

                                   ARTICLE 23

                               Electric Inclusion

            Section 23.01. Landlord shall furnish electric energy on a rent inclusion basis to the Demised Premises, the charges therefor being included in the minimum rent. The amount included in the minimum rent is based upon the normal use of such electric energy between the hours of 8:00 A.M. to 6:30 P.M. on Mondays through Fridays, holidays excepted, for lighting and for the normal use of lamps, word processors, typewriters, personal computers, office copying machines and similar customary office machines of Tenant. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Demised Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason not attributable to the negligence of Landlord. Tenant shall furnish and install, at its sole cost and expense, all lighting fixtures, tubes, lamps, bulbs, ballasts and outlets relating to Tenant's electrical equipment.

            Section 23.02. Tenant's use of electric energy in the Demised Premises, including lighting, shall not at any time exceed the capacity of any of the electrical conductors and equipment in or servicing the Demised Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without Landlord's prior consent in each instance, which consent shall not be unreasonably withheld or unduly delayed, connect any additional fixtures, appliances or equipment (other than as set forth in Section 23.01) or make any alteration or addition to the electric system of the Demised Premises existing on the Commencement Date. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant upon Landlord's demand. As a condition to granting such consent, Landlord may require Tenant to agree to an increase in the annual minimum rent by an amount which will reflect the value to Tenant of the additional service to be furnished by Landlord, that is the potential additional electrical energy to be made available to Tenant based upon the estimated additional capacity of such additional risers or other equipment. If Landlord and Tenant cannot agree thereon, the amount of such increase shall be determined by a reputable, independent electrical engineer or consultant, to be selected by Landlord whose fees or charges shall be paid by Tenant. When the amount of such increase is so determined, Tenant shall pay to Landlord within ten (10) business days following notification to Tenant of such determination the amount thereof retroactive to the date of such increased usage, unless within such ten (10) business day period Tenant disputes such determination. If Tenant disputes such determination, it shall, at its own expense, obtain from a reputable, independent electrical engineer or consultant, its own survey of the additional electrical energy consumed by Tenant. Tenant's consultant and Landlord's consultant shall then seek to agree on a finding of such determination of such change in the consumption of electrical energy. If they cannot agree, they shall choose a third reputable, independent electrical engineer or consultant, whose cost shall be shared equally by Landlord and Tenant, to make a similar survey, and the determination of such third consultant shall be controlling. If they cannot agree on such third consultant, within ten
(10) business days, then either party may apply to the Supreme Court in the County of New York, for the appointment of such third consultant. However, pending such determination, Tenant shall pay to Landlord the amount as determined by Landlord's engineer or consultant. If the amount determined as aforesaid is different from that determined by Landlord's engineer or consultant, then Landlord and Tenant shall make adjustment for any deficiency owed by Tenant or overage paid by Tenant. Following the final determination, the parties shall execute an agreement supplementary hereto to reflect such increase in the annual minimum rent and in the amount set forth in Section 23.03; but such increase shall be effective even if such supplementary agreement is not executed.

            Section 23.03. If, during the term of this Lease, the public utility rate for the supply of electric current to the Building shall be increased or decreased or if there shall be an increase or decrease in taxes or if additional taxes shall be imposed upon the sale or furnishing of such electric energy (hereafter collectively as the "cost") the annual minimum rent shall be increased or decreased by an amount arrived at by multiplying $31,487.50 (or the sum to which said sum may have been increased pursuant to the provisions of
Section 23.02 or this Section 23.03 prior to the effective date of the cost increases or decreases; such sum being referred to herein as the "Rent
Inclusion Factor") by the percentage of the increase or decrease of such cost, provided the Rent Inclusion Factor shall not at any time be less than $31,487.50. When the amount of such increase is so determined, Landlord and Tenant shall execute an agreement supplementary hereto to reflect such increase in the amount of the minimum rent payable and effective from the effective date of such increase, but such increase shall be effective from such date whether or not such a supplementary agreement is executed.

            Section 23.04. Landlord reserves the right to discontinue furnishing electric energy at any time, whether or not Tenant is in default under this Lease, upon not less than thirty (30) days' notice to Tenant. If Landlord exercises such right of discontinuance, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electric energy to Tenant, and the minimum rent payable under this Lease shall be reduced by an amount per annum equal to the then prevailing Rent Inclusion Factor. If Landlord so elects to discontinue furnishing electric energy to Tenant, Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric service to the Building. Notwithstanding the foregoing, Landlord shall not discontinue furnishing electric energy until Tenant is able to obtain such electric energy directly from said public utility. Such electric energy may be furnished to Tenant by means of the then existing Building system feeders, risers and wiring to the extent that they are available, suitable and safe for such purposes. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electric energy directly from such public utility company, and which are to be located within the Demised Premises, shall be installed and paid for by Landlord if such discontinuance was voluntary by Landlord, or installed and paid for by Tenant if such discontinuance was required by law or by the public utility company. Thereafter, all such meters and equipment shall be maintained by Tenant at its expense.

            Section 23.05. At no time shall Tenant's connected electrical load in the Demised Premises, including lighting, exceed five (5) watts per usable square foot.

            Section 23.06. If any additional charge or tax is imposed upon Landlord with respect to electric energy furnished to Tenant by any federal, state or municipal authority, other than those in effect as of the date of this Lease, Tenant, unless prohibited by law or by any governmental authority having jurisdiction thereover, shall pay to Landlord, within ten (10) days following Landlord's demand, accompanied by copies of all relevant bills or back-up documentation, Tenant's pro rata share of such additional charge or tax.

                                   ARTICLE 24

                                     Broker

            Landlord and Tenant covenant and represent that the sole brokers who negotiated and brought about this transaction were Koll, The Real Estate Services Company and Cohen Brothers Realty Corporation and Landlord agrees to pay a commission therefor as per separate agreement. Landlord and Tenant agree to hold the other harmless against any claims for a brokerage commission arising out of a breach by the other of the representations contained in this Article.

                                   ARTICLE 25

                         Subordination and Ground Lease

            Section 25.01. This Lease is subject and subordinate to (a) the ground and underlying lease, dated as of September 1, 1978 between The Durst Buildings Corporation, Landlord, and 805 Third Avenue Corporation, Tenant, a memorandum of which was recorded in the Office of the City Register, New York County, in Reel 451, Page 1816 which ground lease is now held by Sherman Cohen and Edward B. Cohen, as landlord, and to the rights of the Landlord thereunder (the Landlord under said ground and underlying lease being sometimes referred to in this Lease as the "OverLandlord"), (b) any other ground and underlying lease, and (c) to all mortgages which may now or hereafter affect any such ground and underlying lease on the Building, and to all renewals, modifications, amendments, consolidations, replacements or extensions of any of the foregoing. Landlord represents that the holder of the existing mortgage is Citibank, N.A. This clause shall be self-operative and no further instrument of subordination shall be required. However, in confirmation of such subordination, Tenant, at any time and from time to time, shall execute promptly, and within fifteen (15) days of such request, any certificate and document that Landlord may reasonably request which reasonably evidences such subordination. Notwithstanding the foregoing, within forty-five (45) days after the date hereof, Landlord shall obtain from the existing OverLandlord and the existing mortgagee and shall use its best efforts to obtain promptly thereafter with respect to any new or subsequent lessor or holder of any mortgage to which Tenant's rights under this Lease are subordinate an agreement ("non-disturbance and attornment agreement"), providing in substance that Tenant's possession of and rights in the Demised Premises shall remain undisturbed, so long as Tenant is not in default under the provisions of this Lease, after any applicable notice and the expiration of any periods of grace, and providing that Tenant agrees in said instrument to attorn to such OverLandlord or mortgagee as its Landlord under this Lease. Concurrently with the execution of this Lease, Tenant has executed a non-disturbance and attornment agreement with respect to the existing OverLandlord and the existing mortgagee. Notwithstanding the foregoing, Landlord shall have no liability or responsibility if Landlord is unable to obtain such non-disturbance and attornment agreement from any new or subsequent lessor or mortgagee and, in such event, this Lease shall be subject and subordinate to such new or subsequent lease or mortgage, as the case may be.

            Section 25.02. (a) The Tenant covenants and agrees that if by reason of a default under any underlying lease (including an underlying lease through which the Landlord derives its leasehold estate in the Demised Premises), or under any mortgage such underlying lease and the leasehold estate of the Landlord in the Premises demised hereby is terminated, the Tenant will attorn to the then holder of the reversionary interest in the premises demised by this Lease and will recognize such holder as the Tenant's Landlord under this Lease, unless, subject to the provisions of any non-disturbance and attornment agreement, the lessor under such underlying lease or the holder of any such mortgage shall, in any proceeding to terminate such underlying lease or foreclose such mortgage, elects to terminate this Lease and the rights of Tenant hereunder provided, however, the holder of the reversionary interest shall not be
      (i) liable for any act or omission or negligence of

      Landlord under this Lease; (ii) subject to any counterclaim, defense or offset, not expressly provided for in this Lease and asserted with reasonable promptness which theretofore shall have accrued to Tenant against Landlord; (iii) obligated to perform any work; (iv) bound by any previous modification or amendment of this Lease or by any previous prepayment of more than one (1) month's rent, unless such modification or prepayment shall have been approved in writing by the holder of such Mortgage; (v) obligated to repair the Demised Premises, or the Building, or any part thereof, in the event of any damage beyond such repair as can reasonably be accomplished from the net proceeds of insurance actually made available to the then holder of the reversionary interest; or (iv) obligated to repair the Demised Premises or the Building, or any part thereof, in the event of partial condemnation of the Demised Premises or the Building. Nothing contained in this subparagraph shall be construed to impair any right otherwise exercisable by any such holder. Tenant agrees to execute and deliver, at any time and from time to time, upon the request of the Landlord of or the lessor under any such underlying lease or the holder of any such mortgage any instrument which may be necessary or appropriate to evidence such attornment. The Tenant further waives the provisions of any statute or rule or law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the premises demised hereby in the event any proceeding is brought by the lessor under any underlying lease or the holder of any such mortgage to terminate the same, and agrees that, subject to the provisions of any non-disturbance and attornment agreement, unless and until any such lessor, in connection with any such proceeding, shall elect to terminate this Lease and the rights of Tenant hereunder, this Lease shall not be affected in any way whatsoever by any such proceeding.

            (b) Upon Tenant's receipt of a written notice from the lessor under any underlying lease or the holder of any such mortgage to the effect that
      (i) the lessor of said underlying lease or the holder of any such mortgage is entitled to send a notice to the Landlord, as Tenant under said underlying lease, terminating said lease, and (ii) the Tenant should pay the minimum rent and additional rent thereafter due and payable under this Lease to said lessor or the holder of any such mortgage at a place designated in such notice, Tenant shall pay such minimum rent and additional rent to said lessor under said underlying lease or the holder of any such mortgage at such designated place until such time as said lessor 9r holder shall notify Tenant that Landlord is no longer in default under said underlying lease or such mortgage and that Tenant may resume paying all minimum rent and additional rent thereafter due and payable under this Lease to Landlord. Tenant shall have no liability to the Landlord for paying any minimum rent or additional rent to said lessor under the underlying lease or holder of any such mortgage or otherwise acting in accordance with the provisions of any notice sent to it under this paragraph and shall be relieved of its obligations to pay Landlord any minimum rent or additional rent under this Lease to the extent such payments are made to said lessor under the underlying lease.

            Section 25.03. In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, pursuant to the terms of this Lease, if any, Tenant will not exercise any such right until:

            (a) it has given written notice to cure (whether concurrently with or subsequent to any notice given to Landlord), regarding such act or omission to the holder of any leasehold mortgage and to the Landlord of any ground or underlying lease, whose names and addresses shall previously have been furnished to Tenant, addressed to such holder and Landlord at the last addresses so furnished, and

            (b) a reasonable period of time (not to exceed the period in this Lease or the ground lease or the mortgage, as the case may be) for remedying such act or omission shall have elapsed following such giving of notice during which such parties, or any of them, with reasonable diligence, following the giving of such notice, shall not have commenced and is or are not continuing to remedy such act or omission or to cause the same to be remedied.

            Section 25.04. If, in connection with obtaining financing for the Building, or of Landlord's interest in any ground or underlying lease, a banking, insurance or other recognized institutional lender shall request modifications in this Lease as a condition to such financing, Tenant will not withhold, delay or defer its consent thereto and its execution and delivery of such modification agreement, provided that such modifications do not increase the obligations of Tenant hereunder or adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Demised Premises.

                                   ARTICLE 26

                              Estoppel Certificate

            Tenant shall at any time, and from time to time, within ten (10) days after so requested by Landlord execute, acknowledge and deliver to Landlord, a statement addressed to the other (a) certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) stating the dates to which the minimum rent and additional rent have been paid, (c) stating whether or not, to the knowledge of such party, there exists any default by the other under this Lease, and, if so, specifying each such default, and (d) stating such other information as may be requested by Landlord or any mortgagee, it being intended that any such statement may be relied upon by the other, by any mortgagee or prospective mortgagee of any mortgage affecting the Building or the leasehold estate under any ground or underlying lease affecting the land described in Schedule C and/or Building and improvements thereon, or may be relied upon by the Landlord under any such ground or underlying lease or a purchaser of Lessee's estate under any such ground or underlying lease or any interest therein.

                                   ARTICLE 27

                              Waiver of Jury Trial

            Tenant hereby waives the right to trial by jury in any summary proceeding that may hereafter be instituted against it or in any action or proceeding that may be brought by Landlord on matters which are connected with this Lease, or any of its provisions or Tenant's use or occupancy of the Demised Premises, including any claims for injury or damage, or any emergency or other statutory remedy with respect thereto.

                                   ARTICLE 28

                              Surrender of Premises

            Section 28.01. Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender the Demised Premises in good order and condition, ordinary wear and tear and damage by fire or other casualty excepted, and shall remove all its property therefrom, except as otherwise provided in this Lease. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

            Section 28.02. In the event Tenant shall remain in possession of the Demised Premises after the expiration or other termination of the term of this Lease, such holding over shall not constitute a renewal or extension of this Lease. Landlord, may, at its option, elect to treat Tenant as one who is not removed at the end of the term, and thereupon be entitled to all of the remedies against Tenant provided by law in that situation or Landlord may elect to construe such holding over as a tenancy from month-to-month, subject to all of the terms and conditions of this Lease, except as to the duration thereof, and the minimum rent shall be due, in either of such events, at a monthly rental rate equal to one and one-half (1-1/2) times the monthly installment of minimum rent which would otherwise be payable for such month, together with any and all additional rent.

                                   ARTICLE 29

                              Rules and Regulations

            Section 29.01. Tenant, its servants, employees, agents, visitors and licensees shall observe faithfully and comply with the rules and regulations set forth in Schedule "D" attached hereto and made a part hereof. Landlord shall have the right from time to time during the term of this Lease to make reasonable changes in and additions to the rules thus set forth provided such changes and additions are applicable to all other office Tenants in the Building.

            Section 29.02. Any failure by Landlord to enforce any rules and regulations now or hereafter in effect, either against Tenant or any other Tenant in the Building, shall not constitute a breach hereunder or waiver of any such rules and regulations.

                                   ARTICLE 30

                     Successors and Assigns and Definitions

            Section 30.01. The covenants, conditions and agreements contained in this Lease shall bind and enure to the benefit of Landlord and Tenant and their respective distributees, legal representatives, successors and, except as otherwise provided herein, their assigns.

            Section 30.02. The term "Landlord" as used in this Lease, so far as the covenants and agreements on the part of Landlord are concerned shall be limited to mean and include only the owner or owners at the time in question of the Tenant's estate under any ground or underlying lease covering the land described in Schedule C hereto annexed and/or the Building and improvements thereon. In the event of any assignment or assignments of such Tenant's estate, Landlord herein named (and in case of any subsequent assignment, the then assignor) shall be automatically freed and relieved from and after the date of such assignment of all personal liability as respects to performance of any of Landlord's covenants and agreements thereafter to be performed, and such assignee shall be bound by all of such covenants and agreements; it being intended that Landlord's covenants and agreements shall be binding on Landlord, its successors and assigns only during and in respect of their successive periods of such ownership.

            However, in any event, the partners in Landlord shall not have any personal liability or obligation by reason of any default by Landlord under any of Landlord's covenants and agreements in this Lease. In case of such default, Tenant will look only to Landlord's estate, as Tenant, under such ground or underlying lease and its interest in the Building, to recover any loss or damage resulting therefrom; and Tenant shall have no right to nor shall Tenant assert any claim against nor have recourse to Landlord's other property or assets to recover such loss or damage.

            Section 30.03. All pronouns or any variation thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural as the identity of the person or persons may require; and if Tenant shall consist of more than one
(1) person, the obligations of such persons, as Tenant, under this Lease, shall be joint and several.

            Section 30.04. The definitions contained in Schedule F annexed hereto are hereby made a part of this Lease.

                                   ARTICLE 31

                                     Notices

            Any notice, statement, certificate, request, approval, consent or demand required or permitted to be given under this Lease shall be in writing sent by registered or certified mail (or reputable, commercial overnight courier service) return receipt requested, addressed, as the case may be, to Landlord, at 750 Lexington Avenue, New York, New York 10022, and to Tenant prior to the Commencement Date at 500 Fifth Avenue, New York, NY 10110, and after the Commencement Date at the Demised Premises, or to such other addresses as Landlord or Tenant respectively shall designate in the manner herein provided. Such notice, statement, certificate, request, approval, consent or demand shall be deemed to have been given two (2) days after the date when mailed, as aforesaid, or on the date of delivery by overnight courier.

                                   ARTICLE 32

                           No Waiver; Entire Agreement

            Section 32.01. The specific remedies to which Landlord may resort under the provisions of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled in case of any breach or threatened breach by Landlord of any of the terms, covenants and conditions of this Lease. The failure of Landlord to insist upon the strict performance of any of the terms, covenants and conditions of this Lease, or to exercise any right or remedy herein contained, shall not be construed as a waiver or relinquishment for the future of such term, covenant, condition, right or remedy. A receipt by Landlord of minimum rent or additional rent with knowledge of the breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such breach. This Lease may not be changed or terminated orally. In addition to the other remedies in this Lease provided, Landlord shall be entitled to seek to restrain by injunction, the violation or attempted or threatened violation of any of the terms, covenants and conditions of this Lease or to a decree, any court having jurisdiction in the matter, compelling performance of any such terms, covenants and conditions.

            Section 32.02. No receipt of monies by Landlord from Tenant, after any re-entry or after the cancellation or termination of this Lease in any lawful manner, shall reinstate the Lease; and after the service of notice to terminate this Lease, or after commencement of any action, proceeding or other remedy, Landlord may demand, receive and collect any monies due, and apply them of account of Tenant's obligations under this Lease but without in any respect affecting such notice, action, proceeding or remedy, except that if a money judgment is being sought in any such action or proceeding, the amount of such judgment shall be reduced by such payment.

            Section 32.03. If Tenant is in arrears in the payment of minimum rent or additional rent, Tenant waives its right, if any, to designate the items in arrears against which any payments made by Tenant are to be credited and Landlord may apply any of such payments to any such items in arrears as Landlord, in its sole discretion, shall determine, irrespective of any designation or request by Tenant as to the items against which any such payments shall be credited.

            Section 32.04. No payment by Tenant nor receipt by Landlord of a lesser amount than may be required to be paid hereunder shall be deemed to be other than on account of any such payment, nor shall any endorsement or statement on any check or any letter accompanying any check tendered as payment be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such payment due or pursue any other remedy in this Lease provided.

            Section 32.05. This Lease and the Schedules annexed hereto constitute the entire agreement between Landlord and Tenant referable to the Demised Premises, and all prior negotiations and agreements are merged herein.

            Section 32.06. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                                   ARTICLE 33

                                    Captions

            The captions of Articles in this Lease are inserted only as a matter of convenience and for reference and they in no way define, limit or describe the scope of this Lease or the intent of any provision thereof.

                                   ARTICLE 34

                              Inability to Perform

            Tenant's obligation to pay minimum rent and additional rent and to perform all of the other terms, covenants and conditions of this Lease shall not be affected, diminished, or excused if by reason of unavoidable delays (as hereinafter defined) Landlord fails or is unable to supply any services or make any repairs or perform any work which under this Lease Landlord has expressly agreed to supply, make or perform, and the time for the performance or observance thereof shall be extended for the period of time as Landlord shall have been so delayed.

            The words "unavoidable delays", as used in this Lease shall mean (a) the enactment of any law or issuance of any governmental order, rule or regulation (i) prohibiting or restricting performance of work of the character required to be performed by Landlord under this Lease, or (ii) establishing rationing or priorities in the use of materials, or (iii) restricting the use of labor, and (b) strikes, lockouts, acts of God, inability to obtain labor or materials, enemy action, civil commotion, fire, unavoidable casualty or other similar types of causes beyond the reasonable control of Landlord, other than financial inability.

                                   ARTICLE 35

                         No Representations by Landlord

            Neither Landlord nor any agent or employee of Landlord has made any representation whatsoever with respect to the Demised Premises except as expressly set forth in this Lease.

                                   ARTICLE 36

                                Security Deposit

            Section 36.01. Concurrently with the execution of this Lease, Tenant shall deposit with Landlord the sum of $325,000, either in cash or by Letter of Credit as provided in Section 36.02, as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. Tenant agrees that, in the event that Tenant defaults in respect of any of the terms, provisions and conditions of this Lease (including the payment of minimum rent and additional rent), after any applicable notice and expiration of any applicable cure period, Landlord may use, apply, or retain the whole or any part of the cash security so deposited or may notify the "Issuing Bank" (as such term is defined in Section 36.02) and thereupon receive all of the monies represented by the said Letter of Credit and use, apply, or retain the whole or any part of such proceeds, as the case may be, to the extent required for the payment of any rent, additional rent, or any other sum as to which Tenant is in default, or for any sum that Landlord may expend or may be required to expend by reason of Tenant's default, in respect of any of the terms, covenants and conditions of this Lease (including any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord). In the event that Landlord applies or retains any portion or all of such cash security or proceeds of such Letter of Credit, as the case may be, Tenant shall forthwith restore the amount so applied or retained so that, at all times, the amount deposited shall be $325,000. If Tenant shall fail or refuse to make such additional deposit, Landlord shall have the same rights in law and in equity and under this Lease as it has with respect to a default by Tenant in the payment of minimum rent. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the cash security or Letter of Credit, as the case may be, shall be returned to Tenant within thirty (30) days after the expiration date and after delivery of possession of the entire Demised Premises to Landlord in the condition provided in this Lease for such delivery of possession. All checks issued in payment of a cash security deposit shall be made payable to "805 Third Avenue Security Deposit Account".

            Section 36.02. In lieu of a cash deposit, Tenant may deliver to Landlord a clean, irrevocable and unconditional Letter of Credit (the "Letter of Credit") issued by and drawable in the City of New York upon any commercial bank (the "Issuing Bank") with offices for banking purposes in the City of New York and having a net worth of not less than $100,000,000.00, which Letter of Credit shall have an initial term of not less than one year or thereafter having a term expiring not less than ninety (90) days following the expiration of the term of this Lease, shall permit multiple drawings, shall be transferable by the beneficiary on one or more occasions at no charge to the beneficiary and otherwise shall be in form and content satisfactory to Landlord, be for the benefit of Landlord and be in the amount of $325,000. The Letter of Credit shall provide that:

            (a) the Issuing Bank shall pay to Landlord or its duly authorized representative an amount up to the face amount of the Letter of Credit upon presentation of the Letter of Credit and a sight draft, in the amount to be drawn;

            (b) it shall be deemed automatically renewed, without amendment, for consecutive periods of one (1) year each thereafter during the term of this Lease, unless Issuing Bank sends written notice (hereinafter referred to as the Non-Renewal Notice) to Landlord by certified or registered mail, return receipt requested, not less than sixty (60) days next preceding the expiration date of the Letter of Credit that it elects not to have the Letter of Credit renewed, and it being agreed that the giving of such Non-Renewal Notice shall for the purpose of this Article 36 be deemed a default under this Lease;

            (c) Landlord, subsequent to its receipt of a Non-Renewal Notice, and prior to the expiration date of the Letter of Credit, shall have the right, exercisable by means of sight draft, to receive the monies represented by the Letter of Credit and hold such proceeds pursuant to the terms of Section 36.01 as cash security pending the replacement of such Letter of Credit; and

            (d) the Letter of Credit shall be transferable by Landlord (i) to Landlord's transferee, upon Landlord's sale or assignment of its right, title and interest of its estate as Tenant under any ground or underlying lease, in which case the provisions of Section 36.03 of this Lease shall apply and (ii) to Citibank, N.A., or its successors and assigns, upon the occurrence of an "Event of Default" under the mortgage and/or other documents evidencing or securing the loan by Citibank, N.A. to Landlord, as such documents may be modified from time to time.

            Section 36.03. In the event Landlord's estate as Tenant under any ground or underlying Lease is sold or assigned, Landlord shall have the right to transfer the security then held by Landlord to the vendee or assignee, and Landlord shall thereupon be released by Tenant from all liability for the return of such security. In such event, Tenant agrees to look solely to the new Landlord for the return of said security. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord.

            Section 36.04. Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited hereunder as security, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance.

            Section 36.05. The use of the security, as provided in this Article, shall not be deemed or construed as a waiver of Tenant's default or as a waiver of any other rights and remedies to which Landlord may be entitled under the provisions of this Lease by reason of such default, it being intended that Landlord's rights to use the whole or any part of the security shall be in addition to but not in limitation of any such other rights and remedies; and Landlord may exercise any of such other rights and remedies independent of or in conjunction with its rights under this Article.

            Section 36.06. (a) Provided Tenant is not then in default hereunder, after any applicable notice and expiration of any applicable cure period, following the actual payment of the first sixty-one (61) monthly payments of minimum rent after the Commencement Date, the security hereunder shall be reduced to $200,000. In such event, if (i) Tenant has deposited a Letter of Credit as security, Tenant shall either deliver to Landlord a replacement Letter of Credit in the reduced amount and Landlord will then return to Tenant the existing Letter of Credit, or Tenant will deliver to Landlord an amendment to the existing Letter of Credit reducing the amount thereof to said $200,000 and (ii) if the Landlord holds cash as security, then Landlord shall return to Tenant an amount sufficient to reduce the security deposit to $200,000.

            (b) Provided Tenant is not then in default hereunder, after any applicable notice and expiration of any applicable cure period, following the actual payment of the first seventy-nine (79) monthly payments of minimum rent after the Commencement Date, the security hereunder shall be further reduced to $150,000. In such event, if (i) Tenant has deposited a Letter of Credit as security, Tenant shall either deliver to Landlord a replacement Letter of Credit in the reduced amount and Landlord will then return to Tenant the existing Letter of Credit, or Tenant will deliver to Landlord an amendment to the existing Letter of Credit reducing the amount thereof to said $150,000 and (ii) if the Landlord holds cash as security, then Landlord shall return to Tenant an amount sufficient to reduce the security deposit to $150,000.

                                   ARTICLE 37

                                  Rent Control

            In the event the minimum rent and/or additional rent or any part thereof provided to be paid by Tenant under the provisions of this Lease during the demised term shall become uncollectible or shall be reduced or required to be reduced or refunded by virtue of any federal, state, county or city law, order or regulation, or by any direction of a public officer or body pursuant to law, or the orders, rules, code or regulations of any organization or entity formed pursuant to law, Tenant shall enter into such agreement(s) and take such other steps (without additional expense or liability to Tenant) as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the minimum rent and/or additional rent shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination, and (b) Tenant shall pay to Landlord promptly upon being billed, to the maximum extent legally permissible, an amount equal to (i) minimum rent and/or additional rent which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant during the period such legal rent restriction was in effect.

                                   ARTICLE 38

                                Additional Space

            Section 38.01. So long as this Lease is then in full force and effect and Tenant is not then in default in performing any of the conditions of this Lease on its part to be performed, both at the time of Landlord's Availability Notice (as hereinafter defined) and on the Effective Date (as hereinafter defined) for the Additional Space (as hereinafter defined), after the initial leasing of such Additional Space, Landlord shall thereafter give Tenant notice (the "Availability Notice") of the potential availability of additional space on the 17th floor contiguous with the Demised Premises (the "Additional Space"), which Landlord anticipates will become available for lease and future occupancy by Tenant during the term of this Lease. Such notice shall be given at least three (3) months, but not more than nine (9) months, before the time when such Additional Space will become so available (except that in the event of a termination of a lease prior to the scheduled expiration of the term thereof, the Availability Notice shall be given at least thirty (30) days before the anticipated earlier termination date), and shall state Landlord's reasonable estimation of the date when such Additional Space will be available for Tenant's occupancy (the "Occupancy Date"). If such Additional Space is subject to the prior right of the existing tenant thereof to renew the term thereof or of another existing tenant to lease the same (collectively, the "Prior Right"), Landlord shall include in its Availability Notice the existence of such Prior Right and the date by which the same must be exercised by the existing tenant having such Prior Right. Landlord thereafter shall notify Tenant of the exercise or non-exercise of such Prior Right. Tenant may exercise its option to lease such Additional Space by giving Landlord notice of its election to do so (the "Exercise Notice"), within ten (10) days from the date of its receipt of the Availability Notice, with TIME OF THE ESSENCE. However, if such Additional Space is subject to a Prior Right, Tenant may exercise its option by giving the Exercise Notice within ten (10) days from the date of its receipt of notice from Landlord of the non-exercise of such Prior Right, with TIME OF ESSENCE. If Landlord does not receive the Exercise Notice within the applicable ten (10) day period, then Tenant shall have no further rights under this Article 38, and Landlord may lease such Available Space to any other party upon such terms and conditions as Landlord may deem desirable.

            Section 38.02. Tenant shall take possession of the Additional Space and Landlord shall deliver possession thereof to Tenant on the later of the Occupancy Date and the actual date on which Landlord shall have delivered such Additional Space to Tenant vacant (the "Effective Date"), and from and after the Effective Date such Additional Space shall automatically be deemed added to and made part of the Demised Premises upon all of the terms, covenants and conditions as are contained in this Lease (except those which by their terms are no longer applicable), except as follows:

                  (a) Tenant agrees to accept possession of the Additional Space in its then "As Is" condition and Landlord shall not be required to do any work therein to prepare the same for Tenant's occupancy.

                  (b) The amount of the minimum rent provided in Section 3.01
      (a) shall be increased by the amount of the fair market annual rental value ("Rental Value") of the Additional Space as of the Effective Date, but not less than at the aggregate rate per square foot payable for minimum rent and for additional rent payable under Articles 22 and 23 immediately prior to the Effective Date. In the event the parties fail to agree on such Rental Value within ninety (90) days prior to the Effective Date, such Rental Value shall be determined by arbitration in the manner as hereinafter provided in Article 39; and the determination of such arbitration shall be conclusive and building on the parties. If for any reason such Rental Value shall not be determined prior to the commencement of the Effective Date, Tenant, in the meantime shall pay the monthly installments of minimum rent and additional rent under Articles 22 and 23 at the aggregate rate per square foot payable immediately prior to the Effective Date. If the Rental Value shall be greater than the amount paid by Tenant for the Additional Space following the Effective Date, Tenant forthwith after the arbitrators' decision, shall pay to Landlord the difference between the monthly installments actually paid and the monthly installments which should have been paid from the commencement of the Effective Date, and thereafter Tenant shall pay the monthly installments of the new minimum rent.

                  (c) In Section 22.01(a), with respect to the Additional Space only, in subdivision (i) the "Tax Base Factor" shall mean the July 1 - June 30 fiscal tax year in which the Effective Date occurs; in subdivision
      (iii) the "comparative tax year" shall mean the July 1 - June 30 fiscal tax year immediately following July 1 of the Tax Base Factor; and in subdivision (v) the "Percentage" shall mean the percentage that the rentable square feet of the Additional Space bears to the rentable square feet of the Building (utilizing for the purposes of this Section only, 545,000 rentable square feet for the Building).

                  (d) In Section 22.02(a), with respect to the Additional Space only, in subdivision (ii), the Base Wage Rate shall mean the Wage Rate in effect on January 1 of the year in which the Effective Date occurs, and in subdivision (vi) the multiplication factor shall mean the rentable square feet of the Additional Space.

                  (e) In Section 22.02(b), with respect to the Additional Space only, on the second line, the year January 1, 1997 shall be changed to mean the calendar year immediately following the calendar year in which the Effective Date occurs.

                  (f) In Section 23.03, the then amount of the Rent Inclusion Factor shall be increased by the product of (i) the rentable square feet of the Additional Space times (ii) $2.75 per square foot times the percentage of any increase or decrease in the cost (as defined in Section 22.03) during the period from the Commencement Date of the Lease to the Effective Date, and the minimum rent for the Additional Space shall likewise be increased by the same amount.

            Section 38.03. Notwithstanding the provisions of Section 38.02, if Landlord is unable to give possession of the Additional Space on the Effective Date because of the holding-over of the tenant thereof, Landlord shall not be subject to any liability for failure to give possession on the Effective Date, but the Effective Date shall not be deemed to have occurred for any purpose whatsoever until the date that Landlord shall actually deliver possession of the Additional Space to Tenant. In any event, Landlord shall promptly commence and diligently prosecute holdover proceedings or such other legal proceedings as may be required in order to obtain prompt possession of the Additional Space.

            Section 38.04. Following the determination of the Effective Date, the minimum rent, the escalation rents and electric inclusion sums of the Additional Space, Landlord and Tenant shall execute an agreement amending this Lease to reflect the foregoing, but the provisions of this Article 38 shall be effective with respect to the Additional Space effective from and after the Effective Date whether or not such an amendment is executed.

            Section 38.05. Except as specifically amended in this Article 38, all of the terms, covenants and conditions of this Lease shall continue in full force and effect and unchanged.

                                   ARTICLE 39

                                   Arbitration

            Section 39.01. The arbitration referred to in Article 38 shall be conducted in the Borough of Manhattan, City, County and State of New York, conducted to the extent consistent with this Article 39 in accordance with the rules then obtaining of the American Arbitration Association, or any successor body of similar function, governing commercial arbitration, except that the foregoing shall not be deemed or construed to require that such arbitration actually be conducted by or before the American Arbitration Association or any successor body of similar function. The arbitration shall be conducted before arbitrators selected as follows: The party desiring arbitration shall appoint a disinterested person as arbitrator on its behalf and give notice thereof to the other party who shall, within twenty (20) days thereafter, appoint a second disinterested person as arbitrator on its behalf and give written notice thereof to the first party. The arbitrators thus appointed shall, within twenty (20) days after the date of the appointment of the second arbitrator, appoint a third disinterested person, who shall be a person licensed by the State of New York (if such license is required by law) or otherwise qualified and having the necessary expertise, including at least ten (10) year's experience, in the matter or discipline which is the primary subject or is primarily involved in such arbitration. If the arbitrators thus appointed shall fail to appoint such third disinterested person within said twenty (20) day period, then either party may, by application to the presiding Justice of Appellate Division of the Supreme Court of the State of New York for the First Judicial Department, which application shall be made within fifteen (15) days after the end of said twenty
(20) day period, seek to appoint such third disinterested person, such appointment being made not later than thirty (30) days after the date of said application. Upon such appointment, such person shall be the third arbitrator as if appointed by the original two arbitrators. The decision of the majority of the arbitrators shall be final, non-appealable, conclusive and binding on all parties and judgment upon the award may be entered in any court having jurisdiction. If a party who shall have the right pursuant to the foregoing, to appoint an arbitrator, fails or neglects to do so, then and in such event the other party shall select the arbitrator not so selected by the first party, and upon such selection, such arbitrator shall be deemed to have been selected by the first party. The expenses of arbitration shall be shared equally by Landlord and Tenant, but each party shall pay and be separately responsible for its own counsel and witness fees and disbursements. Landlord and Tenant agree to sign all documents and to do all other things reasonably necessary to submit any such matter to arbitration and further agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder and agree that a judgment or order may be entered in any court of competent jurisdiction based on an arbitration award (including the granting of injunctive relief).

            Section 39.02. The arbitrators shall be disinterested persons having at least ten (10) years experience in the County of New York in a calling connected with the dispute, and shall have the right to retain and consult experts and competent authorities skilled in the matters under arbitration, but any such consultation shall be made in the presence of both parties, with full right on their part to cross-examine such experts and authorities. The arbitrators shall render their decision and award upon the concurrence of at least two (2) of their number, not later than sixty (60) days after appointment of the third arbitrator. Their decision and award shall be in writing and counterpart copies thereof shall be delivered to each of the parties. In rendering their decision and award, the arbitrators shall have no power to modify or in any manner alter or reform any of the provisions of this Lease, and the jurisdiction of the arbitrators is limited accordingly.

            IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.


                                 805 THIRD AVE. CO.



                                 By: [Illegible]
                                     -----------------------------------
                                                         Landlord


                                 ULTRAFEM, INC.



                                 By: /s/ Dori M. Reap
                                     -----------------------------------
                                         SVP             Tenant

STATE OF NEW YORK   )
                    : ss.:
COUNTY OF NEW YORK  )

      On the 5 day of August, 1996, before me personally came Charles S. Cohen, to me known and known to me to be a partner in the firm of 805 THIRD AVE. CO., the partnership described in and which executed the foregoing instrument, and acknowledged that he executed the same for and on behalf of and with the authority of the said firm of 805 THIRD AVE. CO., for the uses and purposes therein mentioned.

                                             /s/ Harris Bornstein
                                      ------------------------------------
                                             Notary Public

                                                  HARRIS BORNSTEIN
                                           Notary Public, State of New York
                                                    No. 31950835
                                             Oualified in New York County
                                            Commission Expires May 8, 1997

STATE OF NEW YORK    )
                     : ss.:
COUNTY OF NEW YORK   )

      On the 23rd day of July, 1996, before me personally came Dori M. Reap, to me known, who, being by me duly sworn, did depose and say that she resides at 160 East 38th Street, NY, NY: that she is the Senior Vice President of Ultrafem, Inc., the corporation described in and which executed the foregoing instrument; and that she signed her name thereto by order of the board of directors of said corporation.

                                             /s/ Michael Jeffrey Shapiro
                                      ------------------------------------
                                             Notary Public

                                               MICHAEL JEFFREY SHAPIRO
                                          NOTARY PUBLIC, State of New York
                                                   No. 31-4704616
                                            Qualified in New York County
                                          Commission Expires May 31, 1998

                                   SCHEDULE A

                                   Floor Plan

                                   SCHEDULE B

                                      Work

                                      Lease

                                     Between


                               805 THIRD AVE. CO.
                                                                 As Landlord
                                       and

                                 ULTRAFEM, INC.

                                                                   As Tenant

                 Relating to Part of the 17th floor in Building
                       805 Third Ave., New York, New York

            1. Tenant, at its expense, has caused to be prepared preliminary plans and specifications by SCR Design Organization, Inc., Tenant's architect, consisting of Drawings Numbered GN-1, GN-2, CP/MW-P-1 17, RC-P-1-17 (as revised for clarification by Drawing dated August 1, 1996), FTE-P-1-17, P-1/FP-17, SKM-1, SKE-1, SKE-2, P-1, SP-1, D-1, D-2, D-3 and D-4, all dated August 1, 1996, and the mechanical plans and specifications by Robert Derector Associates, Tenant's engineer, consisting of Drawings Numbered SKM-1, SKE-1, SKE-2, P-1 and SP-1, all dated August 1, 1996, which have been delivered to and initialled and approved by Landlord and Tenant. Landlord and Tenant agree that, to the extent there is a conflict between the Building standard equipment performance specifications and any performance specifications of Tenant's engineer, the Building standard equipment performance specifications shall govern. Tenant, at Tenant's expense, shall cause to be prepared by Tenant's architect and engineer the following final architectural and mechanical drawings and specifications for the work to be performed by Landlord under Article 2 of this Schedule B:

                  (a) One sepia plus twelve (12) prints of complete, finished, detailed architectural drawings and specifications for Tenant's partition layout, reflected ceiling and other installations; and

                  (b) One sepia plus twelve (12) prints of complete mechanical plans and specifications where necessary for installation of Building standard air conditioning system and ductwork adopted by Landlord for the Building, electrical, plumbing, sprinkler and other mechanical plans if required by reason of other mechanical work by Tenant.

            All such final plans and specifications are subject to Landlord's written approval, which approval shall not be unreasonably withheld provided the same are substantially similar to said preliminary plans and specifications.

            Tenant covenants and agrees to cause said final plans and specifications to be delivered to Landlord on or before thirty (30) days from the date of this Lease. Upon approval by Landlord, Tenant shall cause said final plans to be filed promptly, at Tenant's expense, with the appropriate governmental agencies in such form (building notice, alteration or other form) as Landlord may direct, including filing of Building Department Form Nos. 23A and 10E. Tenant, at Tenant's expense, shall obtain a building permit for such work, as well as any and all equipment use permit(s) and all other applicable permit(s) whatsoever.

            Landlord shall not be obligated to commence its work until such permit is obtained. Tenant shall be responsible for the coordination of all architectural and engineering design drawings including applicable code and local law compliance, project dimensions and existing field conditions.

            2. (a) In accordance with and as indicated on the final plans and specifications, Landlord, at Landlord's expense, except as otherwise specified in this Exhibit B and the Lease, will perform and install the work and installations therein set forth, all of which shall be of material, manufacture, design, capacity, finish and color of the Building standard adopted by Landlord for the Building or as shown on the plans.

                  (b) Notwithstanding the foregoing, Landlord at its expense shall do the following work as shown on the architectural and mechanical final plans:

      Carpentry

      (1) Two (2) framed openings to receive fire extinguisher cabinets, together with cabinets and fire extinguishers.

      (2) Furnish and install hollow metal doors and frames (KD type) with Schlage hardware series "D" Athens.

      (3) Revise partitions to be Building standard, studs to be 24" on center, except at curved walls and millwork areas.

      (4) Type 2 partitions to be furnished and installed by Landlord in Board Room and four (4) private offices only. The balance of all floor to ceiling partitions to receive insulation blankets draped above ceiling.

      (5)   Furnish and install millwork grounds, as indicated.

      Electric - Lighting Legend

      (1) Landlord to furnish and install 72 "A" Fixtures, 31 "C" Fixtures, 8 lineal feet of "H" Fixtures, 58 lineal feet of "K" Fixtures, 23 lineal feet of "L" Fixtures, two (2) "N" Fixtures and six (6) "M" Fixtures as indicated on drawing RC-P-1-17, Revision 7, dated July 16, 1996.

      Furniture/Telephone/Electric

      Telephone and Electric Legend:

      (1) All floor mounted receptacles are to be "chased", chopped in the floor, with none deeper than 1/2".

      (2) All security systems and equipment supplied and installed by Tenant at its expense, Landlord to supply power only as indicated on plans.

      (3) Landlord to furnish and install electric to Tenant's system furniture with final connection to be made by Landlord's electrician with one (1) hardwire connection per system cluster.

      (4)   All task light fixtures and lamping to be supplied by Tenant.

      (5) All projection screens, video and audio equipment to be furnished and installed by Tenant at its expense. Landlord to supply power only to such equipment.

      (6)   All outlets mounted on convector covers will use existing cutouts.

      Finishes

      (1) Landlord to provide Tenant with an allowance of $7,500.00 only to furnish and install wallcovering.

      (2)   All ceramic tile included under Plumbing (1) as hereafter set forth.

      (3) In carpeted areas only, Tenant to furnish and install all floor preparation, carpeting, vinyl base and all transition strips for ceramic, VCT and stone areas.

      (4) Landlord to provide Tenant with an allowance of $5,000.00 only for furnishing and installing stone floor in reception area.

      (5) Landlord to furnish and install all VCT, vinyl base and floor preparation in VCT uncarpeted areas only.

      (6) Landlord to provide Tenant with an allowance of $1,750.00 only to furnish and install one (1) pair of solid core Anigre wood doors.

      Plumbing

      (1) Landlord to provide Tenant with allowance of $15,000.00 to furnish and install the ladies restroom complete, including but not limited to plumbing fixtures and accessories, hardware, toilet partitions, ceramic tile, ceilings, electric, HVAC and related exhaust, painting and glazing. This allowance includes the furnishing and installation of a cold water and waste line.

      (2)   Landlord to furnish and install cold water and waste line and one
            (1) ten (10) gallon electric hot water heater for pantry sink and ladies restroom.

      (3) Landlord to install all Tenant supplied plumbing appliances, except Landlord to furnish and install a Building standard pantry sink.

      (4)   All floor drains to be installed by Tenant at its expense.

      Sprinkler

      (1)   All work to comply with New York City Codes.

                 (c) Notwithstanding the foregoing, Tenant at its expense shall be solely responsible to furnish and install the following:

      Fixtures

      (1) As indicated on Drawing RC-P-1-17 (as revised) of lighting legend, all "B", "D", "E", "F" and "G" Fixtures and all Wall Sconces to be supplied by Tenant at its expense, and installed by Landlord at Landlord's expense.

      Supplemental Air Conditioning

      (1) All related labor, material and equipment for supplemental air conditioning by Tenant.

      Millwork

      (1) All millwork to be furnished and installed by Tenant at its expense, except Landlord at its expense shall furnish and install Building standard pantry cabinets in pantry only.

      Aquariums (fish tank)

      (1) All equipment, including related plumbing, electric, structural engineering and structural support, cabinetry and any other related work to be at Tenant's sole cost and expense.

            3. If Tenant shall request Landlord to perform any additional work over and above that shown on said final plans, Tenant shall submit to Landlord the necessary plans and specifications therefor. Landlord, at its sole option, may perform such work, at Tenant's expense, as Tenant's extra, together with twenty-one (21%) percent of such price for Landlord's overhead and fee. Prior to commencing any such work requested by Tenant, Landlord will submit to Tenant written itemization of the price of any such work. Landlord will obtain competitive bids from at least three (3) contractors. If Tenant shall fail to approve any such price(s) within seven (7) days, they shall be deemed disapproved in all respects by Tenant and Landlord shall not be authorized to proceed thereon. Concurrently with Tenant's approval, Tenant shall pay Landlord as additional rent, fifty (50%) percent of the price of such work or one hundred (100%) percent if the price of the work is less than $30,000, together with twenty-one (21%) percent of the aggregate price of all work for Landlord's overhead, and thereafter, within seven (7) days after being billed therefor, Tenant shall pay Landlord as additional rent the prorata portion of the price of such work for which Tenant is obligated to pay or toward which Tenant is obligated to contribute, which has been previously completed. If Tenant shall default in making such payment within seven (7) days after being billed, Landlord shall have the same rights as in the event of default by Tenant in the payment of minimum rent and additional rent, and Landlord shall have the further right to discontinue performing any additional work without the same affecting the date of substantial completion as provided in Paragraph 4 (ii) below. Upon Landlord advising tenant that Landlord has substantially completed its work, Tenant shall pay to Landlord the entire price of such work remaining unpaid, notwithstanding that minor details or adjustments which shall not materially interfere with Tenant's use of the demised Premises may not then have been completed, as provided in Section 2.01.

            4. If Landlord shall be delayed in substantially completing the work to be performed by Landlord under Article 2 of this Schedule B, as a result of:

            (i) Tenant's failure to furnish plans and specifications in accordance with Article 1 thereof; or

            (ii) Tenant's request for materials, finishes or installations other than Landlord's Building standard; or

            (iii) Tenant's changes in said plans; or

            (iv) Delays in the completion of work performed on behalf of Tenant by a person, firm or corporation employed by Tenant; or

            (v) Any other delay caused by Tenant,

then the Commencement Date of the Lease and the payment of minimum rent thereunder shall be accelerated by the number of days of such delay.

            Tenant shall approve mechanical shop drawings within three (3) days after receipt and shall approve all other shop drawings within five (5) days after receipt.

            Notwithstanding the provisions of Section 2.01 of the Lease, Landlord and Tenant agree that anything to be furnished or installed by Tenant at its expense shall not be considered in determining the substantial completion


                                     71A
of Landlord's work. Furthermore, Tenant acknowledges its sole responsibility to deliver to Landlord all items required to be supplied by Tenant which are required to be installed by Landlord.

            5. Tenant shall with respect to all work performed and materials supplied hereunder be entitled to a credit for items, for which items of like kind are substituted. The amount of such credit shall be on the basis of Landlord's cost for the substituted items, and Tenant shall pay for the cost of the substituted items in excess of the credit. Tenant shall not be entitled to a credit for items omitted or not installed.

            6. Following Landlord's installation of any ceiling materials, if by reason of any work performed by or on behalf of Tenant any of the ceiling materials are damaged and/or removed by Tenant's contractor, such damaged ceiling materials shall be replaced by Landlord at the expense of Tenant.

            7. Landlord will permit Tenant and its agents to enter the Demised Premises prior to the Commencement Date of the Lease in order that Tenant may perform through its own contractors, to be first approved by Landlord, such other work and decorations as Tenant may desire at the same time that Landlord's contractors are working in the space. The foregoing license to enter prior to the Commencement Date, is conditioned upon Tenant's workmen and mechanics working in harmony and not interfering with the labor employed by Landlord, Landlord's mechanics or contractors or by any other tenants or their contractors. If at any time such entry shall cause disharmony or interference therewith, this license may be withdrawn by Landlord upon _____ hours notice to Tenant.

            Workers' Compensation and public liability insurance and property damage insurance, all in amounts and with companies and on forms satisfactory to Landlord, shall be provided and at all times maintained by Tenant's contractors engaged in the performance of the work, and before proceeding with the work, certificates of such insurance shall be furnished to Landlord.

            Such entry shall be deemed to be under all of the terms, covenants, and conditions of the Lease except as to the covenant to pay minimum rent and escalation rent under Article 22. Except for injury, loss or damage caused by the negligence or intentional misconduct of Landlord or any party for whom Landlord is responsible at law, Landlord shall not be liable in any way for any injury, loss


                                     71B

                         805 THIRD AVE. CO.


                         By:/s/ [Illegible]
                            --------------------------------
                                       Landlord

Accepted by:

ULTRAFEM, INC.

By:/s/ Dori M. Reap
   ----------------------------
        SVP          Tenant


                                     71C

                                   SCHEDULE C

                               Description of Land

            All that lot, piece and parcel of land situate in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

            BEGINNING at the corner formed by the intersection of the southerly side of East 50th Street and the easterly side of Third Avenue; running

            THENCE southerly along the easterly side of Third Avenue 150 feet 5 inches;

            THENCE easterly, parallel with East 49th Street 115 feet 2-1/2 inches;

            THENCE southerly parallel with Third Avenue 50 feet 5 inches to the northerly side of East 49th Street;

            THENCE easterly along the northerly side of East 49th Street 40 feet 11-1/2 inches;

            THENCE northerly parallel with Third Avenue 14 feet;

            THENCE northwesterly 37 feet 3 inches to a point distant 149 feet 2-1/2 inches easterly of the easterly side of Third Avenue;

            THENCE westerly parallel with East 49th Street 3 feet to the center line of Old Post Road;

            THENCE northerly along the center line of Old Post Road 74 feet 2-3/8 inches to a point distant 475 feet wet of the westerly side of Second Avenue, and 78 feet 1-1/2 inches south of the southerly side of Wet 50th Street along a line drawn at right angles thereto;

            THENCE easterly parallel with East 50th Street 31 feet 3 inches;

            THENCE still easterly 6 feet 3 inches to a point distant 78 feet 1 inch from the southerly side of East 50th Street measured along a line drawn at right angles thereto;

            THENCE northerly parallel with Third Avenue and part of the distance through a party wall, 78 feet 1 inch to the southerly side of East 50th Street;

            THENCE westerly along the southerly side of East 50th Street 166 feet 3 inches to the corner aforesaid, the point or place of BEGINNING.

                                   SCHEDULE D

                              Rules and Regulations

            1. The rights of Tenants in the entrances, corridors, elevators and escalators of the Building are limited to ingress to and egress from the Tenants' premises for the Tenants and their employees, licensees, guests, customers and invitees, and no Tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. No Tenant shall invite to the Tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by other Tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by the Tenants, their employees, licensees or invitees. No Tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building. The Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities, furnished for the common use of the Tenants, in such manner as it deems best for the benefit of the Tenants generally.

            2. The reasonable cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other Tenants, caused by a Tenant or the employees, licensees or invitees of the Tenant, shall be paid by such Tenant.

            3. The Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by the Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Tenant's employees, agents and visitors shall be permitted to enter and leave the building after ordinary business hours whenever appropriate arrangements have been previously made between the Landlord and the Tenant with respect thereto. Each Tenant shall be responsible for all persons for whom he requests such permission and shall be liable to the Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its Tenants may be denied access to the Building or may be rejected therefrom. In case of invasion, riot, public excitement or other commotion the Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the Tenants and protection of property in the Building. The

Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the Tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on the Landlord for the protection of any Tenant against the removal of property from the premises of the Tenant. The Landlord shall, in no way, be liable to any Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Tenant's premises or the Building under the provisions of this rule.

            4. No Tenant shall obtain or accept for use in its premises towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by the Landlord (so long as such persons are not authorized for the other Tenants) in writing to furnish such services, provided always that the charges for such services by persons authorized by the Landlord are comparable to the industry charge. Such services shall be furnished only at such hours, in such places within the Tenant's premises and under such reasonable regulations as may be fixed by the Landlord.

            5. No awnings or other projections over or around the windows shall be installed by any Tenant, and only such window blinds as are supplied or permitted by the Landlord shall be used in a Tenant's premises.

            6. There shall not be used in any space, or in the public halls of the Building, either by the Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

            7. All entrance doors in each Tenant's premises shall be left locked when the Tenant's premises are not in use. Entrance doors shall not be left open at any time. All windows in each Tenant's premises shall be kept closed at all times and all blinds therein above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the Building air conditioning system to cool or ventilate the Tenant's premises.

            8. No noise, including the playing of any musical instruments, radio or television, which, in the judgment of the Landlord, might disturb other Tenants in the Building shall be made or permitted by any Tenant. Nothing shall be done or permitted in any Tenant's premises, and nothing shall be brought into or kept in any Tenant's premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other Tenant of any other premises, nor shall there be installed by any Tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of the Landlord, might cause any such impairment or interference. No dangerous, flammable, combustible or explosive object or material shall be brought into the Building by any Tenant or with the permission of any Tenant.

            9. Tenant shall not permit any cooking or food odors emanating within the Demised Premises to seep into other portions of the Building.

            10. No acids, vapor or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. the water and wash closets and other plumbing fixtures in or serving any Tenant's premises shall not be used for any purpose other than the purpose for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

            11. No signs, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the premises or inside the premises and visible from the outside or the Building without the prior written consent of the Landlord. In the event of the violation of the foregoing by any Tenant, Landlord may remove the same without any liability, and may charge the expense incurred by such removal to the Tenant or Tenants violating this rule. Interior signs and lettering on doors and elevators shall be inscribed, painted, or affixed for each Tenant by Landlord at the expense of such Tenant, (the charge not to exceed that which a reputable outside contractor would charge), and shall be of a size, color and style reasonably acceptable to Landlord. Landlord shall have the right to prohibit any advertising by any Tenant which impairs the reputation of the building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

            12. No additional locks or belts of any kind shall be placed upon any of the doors or windows in any Tenant's premises and no lock on any door therein shall be changed or altered in any respect, unless duplicates thereof are given to Landlord. Upon the termination of a Tenant's lease, all keys of the Tenant's premises and toilet rooms shall be delivered to the Landlord.

            13. No Tenant shall mark, paint, drill into or in any way deface any part of the Building or the premises demised to such Tenant. However, Tenant may install telephone computer wiring. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, which will not be unreasonably withheld or delayed, and as Landlord may reasonably direct. No Tenant shall install any resilient tile or similar floor covering in the premises demised to such Tenant except in a manner approved by Landlord.

            14. No Tenant shall use or occupy, or permit any portion of the premises demised to such Tenant to be used or occupied, as an office for a public stenographer or typist, or as a barber or manicure shop, or as an employment bureau. No Tenant or occupant shall engage or pay any employees in the Building, except those actually working for such Tenant or occupant in the Building, nor advertise for laborers giving an address at the Building.

            15. No premises shall be used, or permitted to be used, at any time, as a store for the sale or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public in the premises demised to such Tenant, or for manufacturing or for other similar purposes.

            16. The requirements of Tenants will be attended only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of the Landlord.

            17. Each Tenant shall, at its expense, provide artificial light in the premises demised to such Tenant for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

            18. The Tenant's employees shall not loiter around the hallways, stairways, elevators, front, roof or any other part of the Building used in common by the occupants thereof.

            19. If the premises demised to any Tenant become infested with vermin, such Tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord and shall employ such exterminators therefor as shall be approved by Landlord.

                                   SCHEDULE E

                             Cleaning Specifications

                                       for

                                805 Third Avenue

Landlord will perform cleaning services in the Demised Premises and related areas as follows:

NIGHTLY

            Empty and wipe clean all ash trays.

            Empty and wipe clean all waste receptacles.

            Wipe clean all areas within hand high reach; including but not limited to window sills, wall ledgers, chairs, desks, tables, baseboards, file cabinets, convector enclosures, pictures and all manner of office furniture.

            Wipe clean all glass top desks and tables.

            Sweep with treated cloths all composition tile flooring.

            Carpet sweep all carpeted areas, and vacuum clean weekly.

PUBLIC LAVATORIES (Nightly or as otherwise designated)

            Wash and dry all bowls, seats, urinals, washbasins and mirrors.

            Wash and wipe dry all metal work.

            Supply and insert toilet tissue, toweling and soap in dispensers.

            Empty paper towel and sanitary napkin disposal receptacles and remove to designated area.

            Sweep and wash floors.

            Wipe clean all sills, partitions and ledges.

            Wipe clean exterior of waste cans and dispensing units.

            Wash both partitions monthly.

            Wash tile walls monthly.

            Wash and dry interior of waste cans and sanitary disposal containers weekly. Machine scrub flooring monthly.

            Dust exterior of light fixtures monthly.

FLOOR MAINTENANCE

            A. Public Corridors in Multi-Tenanted Floors only.

                  Damp mop and buff all composition flooring monthly.

            B. High Dusting Public Areas.

                  High dust all walls, ledges, pictures, anemostats, registers, grilles, etc., not reached in normal nightly cleaning quarterly.

WINDOW CLEANING SERVICES

            Clean all exterior windows, inside and out periodically during the year, as Landlord deems necessary.

RUBBISH REMOVAL SERVICES

            Remove all ordinary dry rubbish and paper only from the office premises of the Demised Premises daily, Monday through Friday, holidays excepted.

                                   SCHEDULE F

                                   Definitions

            (a) The term mortgage shall include an indenture of mortgage and deed of trust to a trustee to secure an issue of bonds, and the term mortgagee shall include such a trustee.

            (b) The terms include, including and such as shall each be construed as if followed by phrase "without being limited to".

            (c) The term obligations of this lease, and words of like import, shall mean the covenants to pay rent and additional rent under this lease and all of the other covenants and conditions contained in this lease. Any provision in this lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition, or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

            (d) The term Tenant's obligations hereunder, and words of like import, and the term Landlord's obligations hereunder, and words of like import, shall mean the obligations of this lease which are to be performed or observed by Tenant, or by Landlord, as the case may be. Reference to performance of either party's obligations under this lease shall be construed as "performance and observance".

            (e) Reference to Tenant being or not being in default hereunder, or words of like import, shall mean that Tenant is in default in the performance of one or more of Tenant's obligations hereunder, or that Tenant is not in default in the performance of any of Tenant's obligations hereunder, or that a condition of the character described in Section 25.01 has occurred and continues or has not occurred or does not continue, as the case may be.

            (f) References to Landlord as having no liability to Tenant or being without liability to Tenant, shall mean that Tenant is not entitled to terminate this lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other kind of liability whatsoever against Landlord under or with respect to this lease or with respect to Tenant's use or occupancy of the Demised Premises.

            (g) The term laws and/or requirements of public authorities and words of like import shall mean laws and ordinances of any or all of the Federal, state, city, county and borough governments and rules, regulations, orders and/or directives of any or all departments, subdivisions, bureaus, agencies or offices thereof, or of any other governmental, public or quasi-public authorities, having jurisdiction in the premises, and/or the direction of any public officer pursuant to law.

            (h) The term requirements of insurance bodies and words of like import shall mean rules, regulations, orders and other requirements of the New York Board of Fire Underwriters and/or the New York Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance of the Building and/or the Demised Premises.

            (i) The term repair shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition.

            (j) Reference to termination of this lease includes expiration or earlier termination of the term of this lease or cancellation of this lease pursuant to any of provisions of this lease or to law. Upon a termination of this lease, the term and estate granted by this lease shall end at noon of the date of termination as if such date were the date of expiration of the term of this lease and neither party shall have any further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this lease, or (ii) except for such obligation as by its nature or under the circumstances can only be, or by the provisions of this lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this lease.

            (k) The term Tenant shall mean Tenant herein named or any assignee or other successor in interest (immediate or remote) of Tenant herein named, while such Tenant or such assignee or other successor in interest, as the case may be, is in possession of the Demised Premises as owner of the Tenant's estate and interest granted by this lease and also, if Tenant is not an individual or a corporation, all of the persons, firms and corporations then comprising Tenant.

            (l) Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.

            (m) The rule of ejusdem generis shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

                         NON-DISTURBANCE, ATTORNMENT AND
                             SUBORDINATION AGREEMENT

                                             Dated: JuIy 23, 1996

SUBLESSOR:                        805 THIRD AVE. CO.
SUBLESSEE:                        ULTRAFEM, INC.

ADDRESS
OF SUBLESSEE:                     805 THIRD AVENUE
                                  NEW YORK, NEW YORK
DATE OF SUBLEASE:                 AS OF
SUBLEASED PREMISES:               Part of the 14th Floor
                                  805 THIRD AVENUE
                                  NEW YORK, NEW YORK

            THIS AGREEMENT made as of this ___ day of July, 1996 by and between SHERMAN COHEN AND EDWARD B. COHEN, each having an office at 750 Lexington Avenue, New York, New York 10022 (collectively "Cohen") and Ultrafem, Inc., a New York corporation, having an office at 500 Fifth Avenue, New York, New York 10036 ("Sublessee").

            By that certain deed (the "Deed") more particularly described on Schedule "A" annexed hereto, Sherman Cohen and Edward B. Cohen (collectively "Cohen") became the owners of the fee title in and to the land upon which the building (the "Building") known as and by the street number 805 Third Avenue, New York, New York 10022 is built. Presently, Cohen is the holder of landlord's interest in and to a certain lease (the "Ground Lease") of the Building, which Ground Lease is more particularly described on Schedule "B" annexed hereto. By that certain sublease dated as of July 23, 1996 by and between Sublessor, as landlord, and Sublessee, as tenant, (the "Sublease"), Sublessor leased the Subleased Premises to Sublessee upon the terms and conditions set forth therein.

            NOW, THEREFORE, the parties hereto agree as follows:

            1. So long as the Sublease shall be in full force and effect in the event of termination of the term of the Ground Lease by reentry, notice, summary proceedings, or other action or proceeding, or if the term of the Ground Lease shall otherwise terminate or expire before the termination or expiration of the term of the Sublease, Cohen agrees that (i) Cohen shall not file against Sublessee and Sublessee shall not be made a party to any action or proceeding to remove or evict Sublessee or the Sublessor under the Ground Lease or to disturb its possession by reason of, or based upon, such termination or expiration of the term of the Ground Lease, and (ii) the Sublease shall continue in full force and effect as a direct lease between Sublessee and the then owner of the fee or the lessor of the Ground Lease, as the case may be, upon all of the obligations of the Sublease, except that said owner or lessor shall not:

            (x) be liable for any previous act or omission of any prior landlord or Sublessor under the Sublease;

            (y) be subject to any offset, not expressly provided for in the Sublease, that shall have theretofore accrued to Sublessee against Sublessor; or

            (z) be bound by (1) any previous modification of the Sublease not expressly provided for in the Sublease where Sublessee shall have, prior to such modification, either received notice of the Ground Lease or such Ground Lease, or a memorandum thereof, shall have been of record, or (2) any previous prepayment of more than one month's minimum rent or any additional rent then due, unless such modification or prepayment shall have been expressly approved in writing by Cohen or the lessor of the Ground Lease through, or by reason of which, said owner or lessor shall have succeeded to the rights of Sublessor under the Sublease or any prior lessor of the Ground Lease.

            2. In the event that the Ground Lease shall be terminated or otherwise expire, Sublessee shall attorn to Cohen or anyone who has acquired the interests of owner or lessor under the Ground Lease or any successor(s) or assign(s) of any of the foregoing (hereinafter collectively referred to as "Successor Lessor(s)"), and the Sublease shall continue in accordance with its terms between Sublessee and Cohen or Successor Lessor(s), and any and all permitted (as provided in the Sublease) subleases under the Sublease shall continue as before.

            3. The Sublease shall be subject and subordinate to the Ground Lease and to all the terms, conditions and provisions thereof, and to any renewals, extensions, modifications or replacements thereof.

            4. The foregoing provisions shall be self operative, however, Sublessee agrees (but solely without cost to Sublessee) to execute and deliver to Cohen or to any person(s) to whom Sublessee herein agrees to attorn, such other instrument as either shall reasonably request in order to effectuate said provisions.

            5. Sublessee certifies that there are no known defaults on the part of Sublessee, and subject to Section 25.01, that the Sublease is presently in full force and effect.

            6. Cohen certifies that there are no known defaults on the part of any party to the Ground Lease and that the Ground Lease is presently in full force and effect.

            This agreement shall enure to the benefit of and be binding upon the parties hereto and their successors and assigns.

            IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the day and year first above written.


                                        /s/ Sherman Cohen
                                        -------------------------------
                                        Sherman Cohen


                                        /s/ Edward B. Cohen
                                        -------------------------------
                                        Edward B. Cohen


                                        ULTRAFEM, INC.


                                        By: /s/ Dori M. Reap
                                            ---------------------------
                                           Name:  Dori M. Reap
                                           Title: SVP

                                  SCHEDULE "A"

            Deed dated January 19, 1983 by and between The Durst Building Corporation ("Durst"), party of the first part, and Sherman Cohen and Edward B. Cohen, party of the second part, which Deed was recorded in the Office of the City Register, New York County, in Reel 662, Page 1244.

                                  SCHEDULE "B"

            Ground Lease dated as of September 1, 1978 by and between, Durst, as landlord, and 805 Third Avenue Corporation ("805 Third"), as tenant, a memorandum of which was recorded on September 8, 1980 in the office of the City Register, New York County in Reel 451, page 1816. Said Ground Lease was assigned to Cohen and Sublessor by instrument dated November 20, 1978 between 805 Third, as assignor, and Sublessor, as assignee, and was recorded in the Office of the City Register, New York County, in Reel 467, Page 1622.

STATE OF NEW YORK  )
                   : ss.:
COUNTY OF NEW YORK )

            On the 5th day of August, 1996, before me personally came SHERMAN COHEN and EDWARD B. COHEN, to me known to be the individuals described in and who executed the foregoing instrument and acknowledged that they executed the same.


                                        /s/ Harris Bornstein
                                        -----------------------------
                                           Notary Public

                                                        HARRIS BORNSTEIN
                                                 Notary Pubic, State of New York
                                                         No. 3l-4950835
                                                  Qualified in New York county
                                                 Commission Expires May 8, 1997

State of NEW YORK    )
                     ) ss.:
County of NEW YORK   )

            On this 23rd day of July,1996, before me personally came Dori M. Reap, to me known, who being duly sworn, did depose and say that she resides at 160 East 38th Street, New York, NY, that she is a Senior Vice President of Ultrafem, Inc., the corporation described in, and which executed, the foregoing instrument; and acknowledged that he executed the same for and on behalf of and with the authority of the said corporation, for the uses and purposes therein mentioned.

                                        /s/ Michael Jeffrey Shapiro
                                        ----------------------------------
                                             Notary Public

                                                      MICHAEL JEFFREY SHAPIRO
                                                NOTARY PUBLIC, State of New York
                                                          No. 31-4704616
                                                   Qualified in New York County
                                                Commission Expires May 31, 1998

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

            SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT, made and entered into as of the 23 day of July, 1996 by and among 805 Third Ave. Co., a New York limited partnership having an office c/o Cohen Brothers Realty Corporation, 750 Lexington Avenue, 29th Floor, New York, New York 10022 (the "Owner"), Citibank N.A., a national banking association, having an address at 599 Lexington Avenue, New York, New York 10043, individually and as agent for itself and the other Co-Lenders (as defined in the Mortgage, as defined below) (the "Mortgagee"), and Ultrafem, Inc., a New York corporation, having an office at 500 Fifth Avenue, New York, New York (the "Tenant").

                                   WITNESSETH:

            WHEREAS, the Owner owns the leasehold estate (the "Leasehold Estate") created pursuant to that certain agreement of lease described on Schedule A annexed hereto (the "Ground Lease"), which Ground Lease covers certain improved real property in the City, County, and State of New York and being commonly known by the street address of 805 Third Avenue, New York, New York, which real property is more particularly described in Schedule B annexed hereto (the "Premises");

            WHEREAS, the Mortgagee has made a mortgage loan to the Owner, and the Mortgagee is the owner and holder of the mortgages listed on Schedule C annexed hereto (which mortgages, together with all amendments, increases, renewals, modifications, consolidations, spreaders, replacements, combinations, supplements, substitutions and extensions thereof, now or hereafter made, are hereinafter collectively referred to as the "Mortgage", and which Mortgage, together with the promissory note or notes and all other documents executed in connection therewith and any amendments, increases, renewals, modifications, consolidations, spreaders, replacements, combinations, supplements, substitutions and extensions thereof, are hereinafter collectively referred to as the "Loan Documents");

            WHEREAS, the Mortgage encumbers both the fee estate and the Leasehold Estate in the Premises;

            WHEREAS, pursuant to a lease dated July 23, 1996 (the "Lease"), the Tenant has leased from the Owner, as landlord, a portion of the Premises (the "Leased Premises") more particularly described therein; and

            WHEREAS, the Mortgagee has agreed to recognize the status of the Tenant as tenant under the Lease in the event the Mortgagee shall acquire title to and possession of the Premises by foreclosure or by the acceptance of a deed in lieu thereof, and the Tenant has agreed to confirm the subordination of the Lease to the Loan Documents and to attorn to the Mortgagee in any such event, subject to the terms and conditions of this Agreement.

            NOW, THEREFORE, in consideration of the foregoing, the mutual covenants hereinafter mentioned and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1. The Mortgagee hereby consents to the execution and delivery by the Owner of the Lease. Such consent shall not be deemed to be consent of the Mortgagee for purposes of any other provision of the Loan Documents.

            2. The Tenant hereby agrees that the Lease, and all of the Tenant's rights thereunder, is and shall be fully subject and subordinate at all times to the lien, right, title and terms of the Loan Documents and all advances (whether optional or obligatory) and/or payments made, or to be made, under any Loan Document. In confirmation thereof, the Tenant shall promptly execute, acknowledge and deliver any instruments that the Mortgagee may request from time to time to evidence the foregoing.

            3. So long as (a) the Tenant is not in default under the Lease or hereunder beyond any applicable notice and/or cure periods, (b) the Lease has not been cancelled or terminated by the Owner or the Tenant (without regard to whether the Owner or the Tenant is then in default under the Lease), (c) the Tenant has not surrendered, vacated or abandoned the Leased Premises and remains in actual possession of the Leased Premises, and (d) except as specifically required pursuant to the terms of the Lease, the Tenant has not made any advance payment of rent or additional rent, then, in the event that the Mortgagee shall commence an action to foreclose the Mortgage or to otherwise acquire title to, and possession of, the Premises, the Tenant shall not be joined as a party defendant in any such action or proceeding and the Tenant shall not be disturbed by the Mortgagee in its possession of the Leased Premises as provided in the Lease, nor shall the Lease be terminated by the Mortgagee unless, as a condition precedent to commencing or proceeding with any such action to foreclose the Mortgage (or any of them) or to otherwise acquire title to, or possession of, the Premises, the Mortgagee is required by statute, rule, judicial decision or the court in which such action or proceeding has been commenced or is pending to so name the Tenant as a party defendant. For the purposes of this Agreement, rent abatements or free rent periods expressly provided for in the Lease shall not be deemed to be an advance payment of rent or additional rent.

            4. If (a) the Mortgagee shall acquire title to, and possession of, the Premises upon foreclosure in an action in which the Mortgagee shall have named the Tenant as a party defendant as permitted above, (b) the Tenant is not in default under the Lease or hereunder beyond any applicable notice and/or cure periods, (c) the Lease has not been cancelled or terminated by the Owner or the Tenant (without regard to whether the Owner or the Tenant is then in default under the Lease), (d) the Tenant has not surrendered, vacated or abandoned the Leased Premises and remains in actual possession of the Leased Premises at the time the Mortgagee shall so acquire title to, and possession of, the Premises and (e) except as specifically required pursuant to the Lease, the Tenant has not made any advance payment of rent or additional rent, then, in such event, the Mortgagee and the Tenant shall enter into a new lease upon the same terms and conditions as were contained in the Lease, except that (x) the obligations and liabilities of the Mortgagee under any such new lease shall be subject to the terms and conditions of this Agreement (including, without limitation, the provisions of Paragraphs 5, 6 and 7 hereof), (y) without limiting the generality of clause (x) above, the Mortgagee shall, in no event, have any obligation or liability to the Tenant under any such new lease beyond those of the Owner as were contained in the Lease (and the Mortgagee's liability shall be only to the extent assumed by the Mortgagee under this Agreement), and (z) the expiration date of such new lease shall coincide with the original expiration date of the Lease without giving effect to any renewal or extension options contained in the Lease. The Tenant shall execute any such new lease and shall attorn to the Mortgagee so as to establish direct privity between the Mortgagee and the Tenant.

            5. If (a) the Mortgagee shall acquire title to, and possession of, the Premises upon foreclosure in an action in which the Tenant has not been named as a party defendant, or by deed in lieu of foreclosure (or if Tenant is named and the Lease has not been terminated), or by any other means, (b) the Tenant is not in default under the Lease or hereunder beyond any applicable notice and/or cure periods, (c) the Lease has not been cancelled or terminated by the Owner or the Tenant (without regard to whether the Owner or the Tenant is then in default under the Lease), (d) the Tenant has not surrendered, vacated or abandoned the Leased Premises and remains in active possession of the Leased Premises at the time the Mortgagee shall so acquire title to, and possession of, the Premises and (e) except as specifically required pursuant to the Lease, the Tenant has not made any advance payment of rent or additional rent, then, in such event:

                  (i) the Tenant shall be deemed to have made a full and
            complete attornment to the Mortgagee so as to establish direct privity between the Mortgagee and the Tenant and in confirmation thereof, the Tenant shall promptly execute, acknowledge and deliver any instruments that the Mortgagee may request from time to time to evidence the foregoing;

                  (ii) all obligations of the Tenant under the Lease shall
            continue in full force and effect and be enforceable against the Tenant by the Mortgagee, with the same force and effect as if the Lease had originally been made and entered into directly by and between the Mortgagee, as landlord thereunder, and the Tenant; and

                  (iii) the Mortgagee shall recognize and accept the rights of the Tenant under the Lease and shall thereafter assume the obligations of the Owner under the Lease first falling due after acquisition of title to and possession of the Premises, all of the foregoing being subject, in all events, to (A) the provisions of Paragraphs 6 and 7 below and (B) the Tenant's unconditional and irrevocable waiver, as against the Mortgagee, of any defaults of the Owner (whether or not curable) which occurred prior to the Mortgagee acquiring title to, and possession of, the Premises, which waiver shall be deemed to have been given upon the Mortgagee's acquisition of title to the Premises.

            6. If Mortgagee shall acquire title to, and possession of, the Premises upon foreclosure in an action whether or not Tenant has been named as a party defendant, or by deed in lieu of foreclosure, or by any other means, the provisions of this Agreement shall supersede any conflicting provisions of the Lease and such conflicting Lease provisions shall be deemed deleted from the Lease and shall be of no force and effect with respect to the Mortgagee.

            7. (a) Nothing herein contained shall impose any obligation upon the Mortgagee to perform any of the obligations of the Owner under the Lease unless and until the Mortgagee shall take title to and take possession of the Premises, and in any event, the Mortgagee shall have no liability with respect to any acts or omissions of Owner occurring prior to the date on which the Mortgagee shall acquire title to, and take possession of, the Premises.

                  (b) Notwithstanding anything to the contrary contained herein, officers, directors, shareholders, agents, representatives, servants, employees of and partners in the Mortgagee (and in each Co-Lender) shall have no personal liability to the Tenant, and the liability of the Mortgagee (and each Co-Lender), in any event, shall not exceed and shall be limited to their respective interests in the Premises.

            8. The Tenant hereby agrees that notwithstanding anything to the contrary in this Agreement or the Lease:

                  (a) no amendment, modification, termination, assignment or sublease of the Lease (other than any assignment or sublease which is expressly permitted under the Lease and which does not require the Owner's consent thereunder) and no surrender of all or any portion of the Leased Premises shall occur, or be effective against the Mortgagee, unless consented to in writing by the Mortgagee, which consent shall not be unreasonably withheld or delayed, and agreed in writing to be subject to the terms and conditions hereof;

                  (b) the Mortgagee shall not be bound by any advance payment of rent or additional rent to the Owner in excess of the then current month, in the case of rent, or in excess of the then current one periodic payment, in the case of additional rent, except as specifically required in the Lease or expressly approved in writing by the Mortgagee;

                  (c) the Mortgagee shall not be liable for any act or omission of the Owner;

                  (d) the Mortgagee shall not be subject to any offsets, claims, counterclaims or defenses which the Tenant might have against the Owner;

                  (e) the Mortgagee shall not be bound by any covenant to undertake or complete any construction of the Premises, the Leased Premises or any portion thereof or to make any payment or incur any liability in connection therewith;

                  (f) the Mortgagee shall not be bound by any obligation of the Owner to make any payment to the Tenant, except that (i) subject to the terms of the Lease, the Mortgagee shall be liable for the timely return of any security or other deposit actually received by the Mortgagee and acknowledged in writing by the Mortgagee to be a security deposit for the Tenant and (ii) the Mortgagee shall be liable on account of any prepayments of rent or other charges owing to the Tenant if the funds are actually received by the

Mortgagee and acknowledged by the Mortgagee in writing as a prepayment of rent of the Tenant;

                  (g) the Mortgagee shall not be bound by any obligation to repair, replace, rebuild or restore the Premises, the Leased Premises, or any part thereof, or to make any payment or incur any liability in connection therewith, in the event of damage by fire or other casualty, or in the event of partial condemnation, beyond such repair, replacement, rebuilding or restoration as can reasonably be accomplished with the use of the net insurance proceeds or the net condemnation award actually received by or made available to the Mortgagee with respect to the Leased Premises; and

                  (h) the Mortgagee shall not be required to remove any person occupying the Leased Premises or any part thereof and shall not be liable for any acts or omissions of any other tenant, subtenant or other party who may have possession of any portion of the Leased Premises. The benefits of Section 291-f of the Real Property Law shall inure to the Mortgagee by reason of the execution and delivery of this Agreement and shall apply to the Tenant's obligations under the Lease. By executing this Agreement, the Tenant acknowledges that this Agreement constitutes written notice to the Tenant of an agreement restricting the rights of the Owner to accept prepayments of installments of rent and/or to cancel, abridge or otherwise modify tenancies subtenancies, leases or subleases in the Premises (including, without limitation, the Lease) as contemplated by
Section 291-f of the Real Property Law.

            9. The Tenant hereby agrees to provide the Mortgagee with prompt notice of any asserted default by the Owner of its obligations under the Lease, and copies of all documents relating thereto. In the event any such asserted default constitutes a basis for the cancellation of the Lease by the Tenant, the Tenant hereby agrees that the Lease shall not be cancelled or terminated until the Mortgagee shall have a reasonable period of time within which to (a) obtain possession of the Leased Premises, and (b) cure such default; provided, however, that (i) the Tenant will use reasonable efforts to cooperate with any actions by the Mortgagee to effect any such cure and (ii) nothing contained herein shall obligate the Mortgagee to effect any such cure.

            10. The Tenant and the Owner hereby agree that, in the event that the Mortgagee delivers to the Tenant a notice (i) stating that an Event of Default (as defined in the Mortgage) has occurred under any Mortgage or any other Loan Document and (ii) requesting that all rent and additional rent due under the Lease be thereafter paid to the Mortgagee, the Tenant shall pay, and is hereby authorized and directed by the Owner to pay, such rent and additional rent directly to the Mortgagee, notwithstanding any contrary instruction then or thereafter delivered by the Owner to the Tenant. Delivery to the Tenant of the aforedescribed notice from the Mortgagee shall be conclusive evidence of the right of the Mortgagee to receive such rents and payment of the rents by the Tenant to the Mortgagee pursuant to such notice shall constitute performance in full of the Tenant's obligation under the Lease to pay such rents to the Owner. If and to the extent that the Lease or any provision of law shall entitle the Tenant to notice of any mortgage, the Tenant acknowledges and agrees that this Agreement shall constitute such notice to the Tenant of the existence of each Mortgage. The Tenant acknowledges that it has notice that the Lease and the rent and all other sums due thereunder have been assigned to the Mortgagee as part of the security for the Loan Documents.

            11. Each of the Owner and the Tenant represents and warrants to the Mortgagee that, as of the date hereof, (i) a true, correct and complete copy of the Lease has been delivered to the Lender, (ii) the Lease is in full force and effect and unmodified, (iii) there are no agreements other than the Lease in existence or contemplated between the Owner and the Tenant, relating to the Premises or the Leased Premises or with respect to any other matter related to the Tenant's occupancy of the Leased Premises, (iv) neither the Owner nor the Tenant is in default beyond applicable notice and/or cure periods under the Lease and, to the best of its knowledge, no event has occurred which with the giving of notice, the passage of time or both would constitute a default under the Lease, and (v) Tenant has no charge, lien, defense, or claim of offset under the Lease or against any amounts payable thereunder.

            12. The Owner, by its execution of this Agreement, agrees to be bound by and to act in accordance with the terms and conditions hereinabove contained.

            13. This Agreement (i) shall be governed by and construed and interpreted in accordance with, the internal laws of the State of New York without regard to principles of conflicts of law, (ii) contains the entire agreement among the parties with respect to the subject matter hereof and (iii) may not be modified, nor may any provision hereof be waived, orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors, administrators and assigns.

            14. All notices, demands, offers, elections or other communications required or permitted hereunder shall be in writing and shall be personally delivered, delivered by overnight courier, or mailed by registered or certified mail, postage prepaid, with return receipt requested and addressed to the party at its address set forth below:

           if to the Owner, to:

                  805 Third Avenue Co.
                  c/o Cohen Brothers Realty Corporation
                  750 Lexington Avenue, 29th Floor
                  New York, New York 10022
                  Attention: Charles Steven Cohen;


           if to the Mortgagee, to:

                  Citibank, N.A.
                  599 Lexington Avenue
                  New York, New York 10043
                  Attention: Ms. Dorit Schwartz, Vice President; and to City Head, New York Metro
                  Reference: 805 Third Avenue,
                  New York, New York 10022

                  with a copy to:

                  Citicorp Real Estate, Inc.
                  599 Lexington Avenue
                  New York, New York 10043
                  Attention: General Counsel
                  Reference: 805 Third Avenue,
                  New York, New York 10022;

                  if to the Tenant, to:

                  Ultrafem, Inc.
                  500 Fifth Avenue
                  New York, New York  10036

or at such other address, as from time to time, shall be supplied by a party to the others by like notice and shall be deemed to have been given or delivered, if personally delivered, upon delivery, if sent by overnight courier, on the first (1st) business day after being sent, and if sent by mail, on the third
(3rd) business day after mailing. Each party shall be entitled to rely on all communications which purport to be on behalf of the party and purport to be signed by an authorized party or the above indicated attorneys.

            15. All rights of the Mortgagee hereunder shall inure to the benefit of, and all obligations of the Mortgagee shall be binding upon, the Mortgagee, its successors, assigns and nominees, including, without limitation, the grantee under a deed in lieu of foreclosure and/or the purchaser of the Premises at a foreclosure sale or at any sale of the Premises following the granting of a deed in lieu of foreclosure or following foreclosure; provided, however, that following any sale or other transfer of its interest in the Premises, the Mortgagee and any such grantee or purchaser (as the case may be) shall be fully released and discharged of and from any and all obligations and liabilities of any kind hereunder or under the Lease and/or under any such new lease. Without limiting the generality of the foregoing, this Agreement shall be binding upon and inure to the benefit of the successors, administrators and permitted assigns of the Owner and the Tenant hereto, it being understood that the Tenant referred to in Paragraphs 3, 4 and 5 shall mean any permitted assignee of the Tenant.

            16. The Tenant hereby irrevocably and unconditionally (i) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts thereof, (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court, including, without limitation, any objection that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same, (iii) agrees not to commence any legal action or proceeding relating to this Agreement in any jurisdiction other than those set forth in clause (i) above, (iv) agrees to service of any and all process in any such action or proceeding to the address set forth in Paragraph 14 hereof, (v) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction and (vi) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first set forth above.


                                      805 THIRD AVE. CO.

                                      By: /s/ Sherman Cohen
                                      -----------------------------------------
                                          Sherman Cohen, General Partner


                                      By: /s/ Edward B. Cohen
                                      -----------------------------------------
                                          Edward B. Cohen, General Partner


                                      By: /s/ Charles Steven Cohen
                                      -----------------------------------------
                                          Charles Steven Cohen, General Partner


                                      CITIBANK, N.A., AS AGENT AS AFORESAID

                                      By: /s/ D. LePace
                                      -----------------------------------------
                                         Name.  D. LePace
                                         Title: Vice President


                                      ULTRAFEM, INC.


                                      By: /s/ Dori M. Reap
                                      -----------------------------------------
                                          Name:  Dori M. Reap
                                          Title: SVP

State of New York   )
                    ) ss.:
County of New York  )

            On this 23rd day of July, 1996, before me personally came Dori M. Reap to me known, who being duly sworn, did depose and say that that she resides at 160 East 38th Street, New York, NY, that she is a Senior Vice President of Ultrafem, Inc., the corporation described in, and which executed, the foregoing instrument; and acknowledged that she executed the same for and on behalf of and with the authority of the said corporation, for the uses and purposes therein mentioned.

            IN WITNESS WHEREOF, I have hereunto set my hand this 23rd day of July, 1996.

                                                  /s/ Michael Jeffrey Shapiro
                                                  --------------------------
                                                NOTARY PUBLIC, State of New York
                                                         No. 31-4704616
                                                  Qualified in New York County
                                                Commission Expires May 31, 1998

                                                ________________________________
                                                         Notary Public

                                             My Commission Expires: May 31, 1998

                                   SCHEDULE A

                           Description of Ground Lease

            Agreement of Lease between The Durst Building Corporation, as lessor (and predecessor-in-interest to Sherman Cohen and Edward B. Cohen), and 805 Third Avenue Corporation, as lessee, dated September 1, 1978, a memorandum of which Agreement of Lease was recorded September 13, 1978 in the Office of the Register of the City of New York, New York County (the "Register's Office") in Reel 451, Page 1816, as amended by agreements dated November 19, 1979, April 25, 1980 and September 8, 1980 and assigned to 805 Third Ave. Co. by instrument dated November 20, 1978 and recorded in the Register's Office in Reel 467, Page 1622.

                                   SCHEDULE B

                          Legal Description of Premises

            All that lot, piece and parcel of land situate in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

            BEGINNING at the corner formed by the intersection of the southerly side of East 50th Street and the easterly side of Third Avenue; running

            THENCE southerly along the easterly side of Third Avenue 150 feet 5 inches;

            THENCE easterly, parallel with East 49th Street 115 feet 2-1/2 inches;

            THENCE southerly parallel with Third Avenue 50 feet 5 inches to the northerly side of East 49th Street;

            THENCE easterly along the northerly side of East 49th Street 40 feet 11-1/2 inches;

            THENCE northerly parallel with Third Avenue 14 feet;

            THENCE northwesterly 37 feet 3 inches to a point distant 149 feet 2-1/2 inches easterly of the easterly side of Third Avenue;

            THENCE westerly parallel with East 49th Street 3 feet to the center line of Old Post Road;

            THENCE northerly along the center line of Old Post Road 74 feet 2-3/8 inches to a point distant 475 feet wet of the westerly side of Second Avenue, and 78 feet 1-1/2 inches south of the southerly side of Wet 50th Street along a line drawn at right angles thereto;

            THENCE easterly parallel with East 50th Street 31 feet 3 inches;

            THENCE still easterly 6 feet 3 inches to a point distant 78 feet 1 inch from the southerly side of East 50th Street measured along a line drawn at right angles thereto;

            THENCE northerly parallel with Third Avenue and part of the distance through a party wall, 78 feet 1 inch to the southerly side of East 50th Street;

            THENCE westerly along the southerly side of East 50th Street 166 feet 3 inches to the corner aforesaid, the point or place of BEGINNING.

                                   SCHEDULE C

                            Description of Mortgages

1.    Building Loan Leasehold Mortgage, dated October 9, 1980, made by 805
      Third Ave. Co. ("805") to Citibank, N.A. ("Citibank") in the principal amount of $65,000,000, recorded on November 17, 1980 in the Office of the City Register, New York County (the "Register's Office") in Reel 544, Page 281 ("Mortgage 1").

2. Mortgage 1 was modified by that certain Mortgage Modification and Spreader Agreement, dated as of January 19, 1983, among Sherman Cohen, Edward Cohen, 805 and Citibank, recorded on January 21, 1983 in the Register's Office in Reel 662, Page 1248.

3. Fee and Leasehold Mortgage ("Mortgage 2"), dated as of January 19, 1983, made by Sherman Cohen, Edward Cohen and 805 to Citibank in the principal amount of $13,000,000, recorded on January 21, 1983 in the Register's Office in Reel 662, Page 1276 ("Mortgage 2").

4. Fee and Leasehold Mortgage, dated May 9, 1983, made by Sherman Cohen, Edward Cohen and 805 to Citibank in the principal amount of $24,000,000, recorded on May 11, 1983 in the Register's Office in Reel 685, Page 774 ("Mortgage 3").

5. Mortgage 1, Mortgage 2 and Mortgage 3 were modified, consolidated, spread and extended by that certain Mortgage Modification, Consolidation, Spreader and Extension Agreement, dated as of May 9, 1983, among Sherman Cohen, Edward Cohen, 805 and Citibank, recorded on May 11, 1983 in the Register's Office in Reel 685, Page 826 to form a single first mortgage lien in the principal amount of $102,000,000.

6. Mortgage 1, Mortgage 2 and Mortgage 3, as consolidated, were restated pursuant to that certain Restated Fee and Leasehold Mortgage, dated as of December 22, 1987, made by Sherman Cohen, Edward Cohen and 805 to Citibank, recorded on December 24, 1987 in the Register's Office in Reel 1338, Page 1383.

7. Mortgage, dated as of October 23, 1989, made by Sherman Cohen, Edward B. Cohen and 805 to Citibank, individually and as agent for itself and the other co-lenders named therein (hereinafter the "Agent") in the principal amount of $63,000,000, recorded on October 26, 1989 in the Register's Office in Reel 1632, Page 916 ("Mortgage 4").

8. Mortgage 1, Mortgage 2, Mortgage 3 and Mortgage 4 were consolidated and modified pursuant to that certain Agreement of Consolidation and Modification, dated as of October 23, 1989, among Sherman Cohen, Edward B. Cohen, 805 and the Agent, recorded on October 26, 1989 in the Register's Office in Reel 1632, Page 933 to form a single first mortgage lien in the principal amount of $165,000,000 (the "Consolidation Agreement").

9. The Consolidation Agreement was amended by that certain Amendment to Agreement of Consolidation and Modification, dated as of September 1, 1990, among Sherman Cohen, Edward B. Cohen, 805 and the Agent.

10. The foregoing mortgages were modified and severed pursuant to that certain Mortgage Extension, Modification and Severance Agreement, dated as of May 15, 1995, among 805, Sherman Cohen, Edward B. Cohen and the Agent, recorded on _________, 1995 in the Register's Office in Reel ______ Page _____, so as to form the following three (3) separate and distinct mortgages:

                  (a) Substitute Mortgage, Security Agreement and Assignment of
            Leases and Rents (No. 1), dated as of May 15, 1995, in the original principal amount of $92,500,000.00, from 805, Sherman Cohen and Edward B. Cohen in favor of the Agent and recorded on ___________ 1995 in the Register's Office in Reel ____, Page ____;

                  (b) Substitute Mortgage, Security Agreement and Assignment of
            Leases and Rents (No.2), dated as of May 15, 1995, in the original principal amount of $15,411,784.84, among Sherman Cohen, Edward B Cohen and 805 in favor of the Agent and recorded on ___________, 1995 in the Register's Office in Reel ____, Page ____, and

                  (c) Substitute Mortgage, Security Agreement and Assignment of
            Leases and Rents (No.3), dated as of May 15, 1995, in the original principal amount of $55,000,000.00, among Sherman Cohen, Edward B. Cohen and 805 in favor of the Agent and recorded on ___________, 1995 in the Register's Office in Reel ____, Page ______.